EXHIBIT 99.3 [[6671007]] __________________________________________________________________________ FOURTH AMENDED AND RESTATED CREDIT AGREEMENT Dated as of April 30, 2025 among QUEST DIAGNOSTICS INCORPORATED, as Borrower, THE LENDERS IDENTIFIED HEREIN, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent ________________________________________________________ JPMORGAN CHASE BANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC., MIZUHO BANK, LTD., and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers and Joint Bookrunners and MIZUHO BANK, LTD., WELLS FARGO BANK, N.A., BANK OF AMERICA, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, FIFTH THIRD BANK, NATIONAL ASSOCIATION, GOLDMAN SACHS BANK USA, MUFG BANK, LTD. and PNC BANK, NATIONAL ASSOCIATION as Documentation Agents __________________________________________________________________________ [CS&M Ref. No. 6702-376]

TABLE OF CONTENTS Page i [[6671007]] SECTION 1. DEFINITIONS AND ACCOUNTING TERMS ......................................................1 1.1. Definitions................................................................................................................1 1.2. Other Interpretive Provisions .................................................................................40 1.3. Accounting Terms/Calculation of Financial Covenants ........................................41 1.4. Rounding ................................................................................................................42 1.5. Exchange Rates; Currency Equivalents .................................................................42 1.6. Additional Alternative Currencies .........................................................................42 1.7. Change of Currency ...............................................................................................43 1.8. References to Agreements and Laws .....................................................................43 1.9. Letter of Credit Amounts .......................................................................................44 1.10. Interest Rates; Benchmark Notification .................................................................44 SECTION 2. CREDIT FACILITIES ............................................................................................44 2.1. Revolving Loans ....................................................................................................45 2.2. Letter of Credit Subfacility ....................................................................................47 2.3. Swing Line Loans Subfacility ................................................................................54 2.4. Continuations and Conversions .............................................................................55 2.5. Minimum Amounts ................................................................................................56 2.6. Defaulting Lenders .................................................................................................57 2.7. Incremental Facilities .............................................................................................58 2.8. Extension of Revolving Maturity Date ..................................................................61 SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT .................................................................................................................62 3.1. Interest....................................................................................................................62 3.2. Place and Manner of Payments ..............................................................................63 3.3. Prepayments ...........................................................................................................63 3.4. Fees ........................................................................................................................64 3.5. Payment in Full at Maturity ...................................................................................65 3.6. Computations of Interest and Fees .........................................................................66 3.7. Pro Rata Treatment ................................................................................................66 3.8. Sharing of Payments ..............................................................................................68 3.9. Capital Adequacy ...................................................................................................69 3.10. Alternate Rate of Interest .......................................................................................69 3.11. Illegality .................................................................................................................73 3.12. Requirements of Law .............................................................................................73 3.13. Taxes ......................................................................................................................74 3.14. Compensation ........................................................................................................77 3.15. Determination and Survival of Provisions .............................................................78 3.16. Notification by Lenders .........................................................................................78 3.17. Mitigation; Mandatory Assignment .......................................................................79 SECTION 4. [RESERVED] .........................................................................................................79 SECTION 5. CONDITIONS PRECEDENT ................................................................................79

Page ii [[6671007]] 5.1. Conditions to Effectiveness ...................................................................................79 5.2. Conditions to All Extensions of Credit ..................................................................81 SECTION 6. REPRESENTATIONS AND WARRANTIES .......................................................82 6.1. Organization and Good Standing ...........................................................................82 6.2. Due Authorization ..................................................................................................82 6.3. Enforceable Obligations .........................................................................................82 6.4. No Conflicts ...........................................................................................................82 6.5. Consents .................................................................................................................83 6.6. Financial Condition ................................................................................................83 6.7. Material Adverse Effect .........................................................................................83 6.8. Disclosure ..............................................................................................................83 6.9. No Default ..............................................................................................................84 6.10. Litigation ................................................................................................................84 6.11. Taxes ......................................................................................................................84 6.12. Compliance with Law ............................................................................................84 6.13. Licensing and Accreditation ..................................................................................85 6.14. Insurance ................................................................................................................85 6.15. Use of Proceeds ......................................................................................................85 6.16. Government Regulation .........................................................................................85 6.17. ERISA ....................................................................................................................86 6.18. Environmental Matters...........................................................................................86 6.19. Intellectual Property ...............................................................................................86 6.20. Subsidiaries ............................................................................................................87 6.21. Anti-Corruption Laws and Sanctions.....................................................................87 6.22. Affected Financial Institution ................................................................................87 6.23. Outbound Investment Rules ................................... Error! Bookmark not defined. SECTION 7. AFFIRMATIVE COVENANTS.............................................................................87 7.1. Information Covenants ...........................................................................................87 7.2. Financial Covenant ................................................................................................90 7.3. Preservation of Existence and Franchises ..............................................................91 7.4. Compliance with Law ............................................................................................91 7.5. Payment of Taxes ...................................................................................................91 7.6. Insurance ................................................................................................................92 7.7. Maintenance of Property ........................................................................................92 7.8. Use of Proceeds ......................................................................................................92 7.9. Audits/Inspections..................................................................................................92 7.10. Subsidiary Guarantees ...........................................................................................93 7.11. Compliance Program .............................................................................................93 SECTION 8. NEGATIVE COVENANTS ...................................................................................93 8.1. Indebtedness of Subsidiaries ..................................................................................93 8.2. Liens .......................................................................................................................95 8.3. Sale and Leaseback Transactions ...........................................................................95 8.4. Nature of Business .................................................................................................96

Page iii [[6671007]] 8.5. Fundamental Changes ............................................................................................96 8.6. Transactions with Affiliates ...................................................................................96 8.7. Outbound Investment Rules ................................... Error! Bookmark not defined. SECTION 9. EVENTS OF DEFAULT ........................................................................................96 9.1. Events of Default ...................................................................................................97 9.2. Acceleration; Remedies .........................................................................................99 9.3. Allocation of Payments After Event of Default ...................................................100 SECTION 10. AGENCY PROVISIONS ...................................................................................101 10.1. Appointment ........................................................................................................101 10.2. Delegation of Duties ............................................................................................101 10.3. Exculpatory Provisions ........................................................................................102 10.4. Reliance on Communications ..............................................................................102 10.5. Notice of Default ..................................................................................................103 10.6. Non-Reliance on Administrative Agent and Other Lenders ................................103 10.7. Indemnification ....................................................................................................104 10.8. Administrative Agent in Its Individual Capacity .................................................104 10.9. Successor Agent ...................................................................................................105 10.10. Agent May File Proofs of Claim ..........................................................................105 10.11. Certain Lender Representations, Etc ....................................................................106 SECTION 11. MISCELLANEOUS ...........................................................................................110 11.1. Notices, Etc ..........................................................................................................110 11.2. Right of Set-Off ...................................................................................................112 11.3. Benefit of Agreement ...........................................................................................112 11.4. No Waiver; Remedies Cumulative ......................................................................117 11.5. Payment of Expenses; Indemnification ...............................................................117 11.6. Amendments, Waivers and Consents ..................................................................120 11.7. Counterparts .........................................................................................................121 11.8. Headings ..............................................................................................................121 11.9. Survival of Indemnification .................................................................................121 11.10. Governing Law; Venue; Jurisdiction ...................................................................122 11.11. Waiver of Jury Trial; Waiver of Consequential Damages ...................................123 11.12. Severability ..........................................................................................................123 11.13. Further Assurances...............................................................................................123 11.14. Confidentiality .....................................................................................................123 11.15. Non-Public Information .......................................................................................124 11.16. Entirety .................................................................................................................124 11.17. Binding Effect; Continuing Agreement ...............................................................125 11.18. PATRIOT Act Notice ..........................................................................................125 11.19. No Advisory or Fiduciary Responsibility ............................................................125 11.20. Judgment Currency ..............................................................................................126 11.21. Acknowledgment and Consent to Bail-In of Affected Financial Institutions ......127

[[6671007]] SCHEDULES Schedule 1.1(a) Commitment Percentages/Lending Offices Schedule 2.2 Existing Letters of Credit Schedule 6.10 Litigation Schedule 8.1 Indebtedness Schedule 8.2 Liens Schedule 8.6 Affiliate Transactions Schedule 11.1 Notices EXHIBITS Exhibit 2.1(e) Form of Revolving Note Exhibit 2.3(d) Form of Swing Line Loan Note Exhibit 3.13(f) Form of Tax Certificate Exhibit 7.1(c) Form of Officer’s Certificate Exhibit 7.10 Form of Guarantee Exhibit 11.3(b) Form of Assignment and Assumption

[[6671007]] FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 30, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Credit Agreement”), by and among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation, as Borrower, the various financial institutions and other Persons from time to time parties hereto, as Lenders, JPMORGAN CHASE BANK, N.A., as Administrative Agent, MORGAN STANLEY SENIOR FUNDING, INC., as syndication agent (in such capacity, the “Syndication Agent”), and MIZUHO BANK, LTD., WELLS FARGO BANK, N.A., BANK OF AMERICA, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, FIFTH THIRD BANK, NATIONAL ASSOCIATION, GOLDMAN SACHS BANK USA, MUFG BANK, LTD. and PNC BANK, NATIONAL ASSOCIATION as documentation agents (in such capacities, the “Documentation Agents”). WHEREAS, for purposes of providing financing for the working capital and general corporate needs of the Borrower and its Subsidiaries, including acquisitions, the Borrower requested a $750,000,000 revolving credit facility (the “Revolving Credit Facility”); and WHEREAS, on the Prior Closing Date, the Lenders agreed, on the terms and subject to the conditions hereinafter set forth, to provide the Revolving Credit Facility; NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, subject to the satisfaction of the conditions set forth in Section 5.1, the Existing Credit Agreement shall be and hereby is amended and restated in its entirety as follows: SECTION 1. DEFINITIONS AND ACCOUNTING TERMS 1.1. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires: “Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling, (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to the Daily Simple RFR for Dollars and (iii) with respect to any RFR Borrowing denominated in Canadian Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Canadian Dollars, plus (b) 0.29547%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement. “Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.

2 [[6671007]] “Adjusted Term CORRA Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one month Interest Period or 0.32138% for a three month Interest Period; provided that if the Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement. “Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to Term SOFR for such Interest Period; provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement. “Administrative Agent” means JPMorgan (or any successor thereto) or any successor administrative agent appointed pursuant to Section 10.9. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrower or any Lender, as the context requires. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. “Agency Services Address” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as the Administrative Agent may from time to time designate by written notice to the Borrower and the Lenders. “Agent-Related Person” means the Administrative Agent (including any successor administrative agent) and its Related Parties. “Agents” means the Administrative Agent, the Syndication Agent and the Documentation Agents. “Agreed Currencies” means Dollars and each Alternative Currency. “Agreement Currency” has the meaning set forth in Section 11.20. “Alternative Currency” means Euro, Sterling, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.6.

3 [[6671007]] “Amendment and Restatement Agreement” means the Amendment and Restatement Agreement, dated as of April 30, 2025, among the Borrower, the Lenders party thereto and the Administrative Agent. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption. “Applicable Percentage” means the appropriate applicable percentage corresponding to the Debt Rating of the Borrower in effect from time to time as described below: Pricing Level Debt Rating Applicable Percentage for Term Benchmark Revolving Loans and RFR Loans Applicable Percentage for Base Rate Revolving Loans Applicable Percentage for Letter of Credit Fees Applicable Percentage for Facility Fee on the Revolving Commitments I  A from S&P/  A2 from Moody’s 0.630% 0% 0.630% 0.070% II A- from S&P/ A3 from Moody’s 0.795% 0% 0.795% 0.080% III BBB+ from S&P/ Baa1 from Moody’s 0.910% 0% 0.910% 0.090% IV BBB from S&P/ Baa2 from Moody’s 1.015% 0.015% 1.015% 0.110% V ≤ BBB- or unrated by S&P/ ≤ Baa3 or unrated by Moody’s 1.100% 0.100% 1.100% 0.150% The Applicable Percentage for Revolving Loans that are Term Benchmark Loans, RFR Loans and Base Rate Loans, for Letter of Credit Fees and for Facility Fees shall, in each case, be determined and adjusted on the date (each a “Calculation Date”) three Business Days after the date on which the Borrower’s Debt Rating is upgraded or downgraded in a manner which requires a change in the then applicable pricing level set forth above. If at any time there is a split in the Borrower’s Debt Ratings between S&P and Moody’s, the Applicable Percentages shall be determined by the higher of the two Debt Ratings (i.e., the lower pricing); provided that if the two Debt Ratings are more than one level apart, the Applicable Percentage shall be based on the Debt Rating which is one level lower than the higher Debt Rating. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Revolving Loans that are Term Benchmark Loans, RFR Loans and Base Rate Loans and to all existing Letters of Credit as well as any new Revolving Loans, that are Term Benchmark Loans, RFR Loans or Base Rate Loans, made or any new Letters of Credit issued.

4 [[6671007]] “Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent (and notified to the Borrower in writing) to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender. “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor. “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit 11.3(b). “Attorney Costs” means all reasonable and documented out-of-pocket fees and disbursements of any law firm or other external counsel. “Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (a) the fair market value of the Property subject thereto (as determined in good faith by the Borrower’s board of directors) and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. “Authorized Officer” means any of the chief executive officer, president, chief financial officer, corporate controller, treasurer or assistant treasurer of the Borrower. “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to 3.10(f). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

5 [[6671007]] “Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time. “Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person. “Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1% per annum; provided that for the purpose of this definition, Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided further that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Credit Agreement. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Adjusted Term SOFR, as the case may be. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.10 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 3.10(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. “Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate. Base Rate Loans may be denominated only in Dollars. “Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan in any Agreed Currency, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to 3.10(b). “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent (in consultation with the

6 [[6671007]] Borrower) for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in clause (2) below: (1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for Dollars and/or in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple RFR for Canadian Dollars; or (2) the sum of: (a) the alternate benchmark rate that has been reasonably selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment; If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Credit Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “RFR Business Day,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent

7 [[6671007]] decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Credit Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation

8 [[6671007]] thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the CORRA Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with 3.10 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with 3.10. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control of the Borrower as required by the Beneficial Ownership Regulation and provided by the Borrower pursuant to this Agreement. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” means Quest Diagnostics Incorporated, a Delaware corporation, together with any successors and permitted assigns.

9 [[6671007]] “Borrower Materials” has the meaning set forth in Section 7.1(h). “Borrowing” means (a) Revolving Borrowing or (b) a Swing Line Loan. “Borrowing Minimum” means (a) in the case of a borrowing of Revolving Loans denominated in Dollars, $10,000,000, (b) in the case of a borrowing of Revolving Loans denominated in Euro, EUR10,000,000, (c) in the case of a borrowing of Revolving Loans denominated in Sterling, £10,000,000, (d) in the case of a borrowing of Revolving Loans denominated in Canadian Dollars, $10,000,000 and (e) in the case of a borrowing of Revolving Loans denominated in any other Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 1,000,000 units of such currency and that has a Dollar Equivalent in excess of $10,000,000. “Borrowing Multiple” means (a) in the case of a borrowing of Revolving Loans denominated in Dollars, $1,000,000, (b) in the case of a borrowing of Revolving Loans denominated in Euro, EUR1,000,000, (c) in the case of a borrowing of Revolving Loans denominated in Sterling, £1,000,000, (d) in the case of a borrowing of Revolving Loans denominated in Canadian Dollars, $1,000,000 and (e) in the case of a borrowing of Revolving Loans denominated in any other Alternative Currency, 1,000,000 units of such currency. “Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, the term “Business Day” shall mean (a) in relation to Term Benchmark Loans referencing Adjusted Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing Adjusted Term SOFR or any other dealings of such Loans referencing Adjusted Term SOFR, such day should also be a U.S. Government Securities Business Day, (b) in relation to Loans denominated in Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (c) in relation to Loans denominated in Euros and in relation to the calculation or computation of the EURIBO Rate, any day which is a TARGET Day, (d) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day and (e) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CORRA or the Canadian Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Canada. “Calculation Date” has the meaning set forth in the definition of “Applicable Percentage”. “Canadian Dollars” means the lawful currency of Canada. “Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided that if any the above rates shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Credit Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.

10 [[6671007]] “CAP” means the College of American Pathologists. “Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP. “Capital Stock” means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Cash and Cash Equivalents” means: (a) cash and cash equivalents, in accordance with GAAP, and the following items to the extent that they are excluded from cash and cash equivalents in accordance with GAAP; (b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (b) above and entered into with a financial institution satisfying the criteria described in clause (d) above; and (f) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, and (ii) are rated AAA by S&P and Aaa by Moody’s. “CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Canadian Prime Rate. “CBR Spread” means the Applicable Percentage applicable to such loan that is replaced by a CBR Loan.

11 [[6671007]] “Central Bank Rate” means, the greater of (A) (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Alternative Currency determined after the Restatement Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion plus (ii) the applicable Central Bank Rate Adjustment, and (B) the Floor. “Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euros, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (c) any other Alternative Currency determined after the Restatement Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion (in consultation with the Borrower). For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month. “Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, for all purposes of this Credit Agreement and notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued. Notwithstanding the foregoing, no Lender shall be entitled to seek compensation for costs imposed in accordance with the previous sentence if it shall not be the general policy of such Lender at such time to seek compensation

12 [[6671007]] from investment grade borrowers with the same or similar ratings under yield protection provisions in credit agreements with such borrowers that provide for such compensation. “Change of Control” means either of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), by way of merger, consolidation or otherwise, of 35% or more of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or (b) during any period of twelve calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower together with any new members of such board of directors whose elections by such board or board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Borrower then in office. “CLIA” means the Clinical Laboratory Improvement Amendment as set forth at 42 U.S.C. 263a and the regulations promulgated thereunder, as amended. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “CMS” means the Centers for Medicare and Medicaid Services of HHS, any successor thereof and any predecessor thereof, including the HCFA. “Code” means the Internal Revenue Code of 1986, as amended, modified, succeeded or replaced from time to time. “Commitments” means, without duplication, (a) the Revolving Commitment of each Lender, (b) the LOC Commitment of each Issuing Lender, (c) any Incremental Term Commitment of an Incremental Term Lender and (d) any Incremental Revolving Commitment of an Incremental Revolving Lender. “CORRA” means the Canadian Overnight Repo Rate Average administered and published by the CORRA Administrator. “CORRA Administrator” means the Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average). “CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.

13 [[6671007]] “CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Credit Agreement” has the meaning set forth in the preamble. “Credit Documents” means this Credit Agreement, the Amendment and Restatement Agreement, the Notes, any Incremental Facility Agreement, the LOC Documents, any Notice of Borrowing, any Swing Line Loan Request, any guarantee agreement delivered pursuant to Section 7.10 and any Issuing Lender Agreement, as such documents may be amended, modified, supplemented or restated from time to time. “Credit Exposure” has the meaning set forth in the definition of “Required Lenders”. “Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five Business Days prior to such CORRA Determination Date. “Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term SOFR) and (iii) Canadian Dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA). “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR

14 [[6671007]] Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website. “Debt Rating” means the long-term senior unsecured, non-credit enhanced debt rating of the Borrower from S&P and Moody’s. “Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default. “Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) to pay to any Financing Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Financing Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Credit Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Financing Party made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Financing Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, or (d) has become, or has a Revolving Lender Parent that has become, the subject of a Bankruptcy Event or a Bail-In Action. “Dividends” means any payment of dividends or any other distribution upon any shares of any class of Capital Stock of the Borrower. “Documentation Agents” has the meaning set forth in the preamble. “Dodd-Frank Act” has the meaning set forth in the definition of “Change in Law”. “Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise

15 [[6671007]] provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in consultation with the Borrower (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent in consultation with the Borrower) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent in consultation with the Borrower. “Dollars” and “$” means dollars in lawful currency of the United States of America. “Domestic Subsidiary” means each direct and indirect Subsidiary of the Borrower that is domiciled or organized under the laws of any State of the United States or the District of Columbia. “EBITDA” means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains and losses (including any gain or loss from the sale of Property)) plus (b) an amount which, in the determination of Net Income for such period, has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income or franchise taxes for such period, (iii) all depreciation and amortization for such period, (iv) other items of expense during such period that do not involve a cash payment at any time (other than the provision for bad debt in connection with uncollectible accounts receivable), (v) cash charges during such period for which the Borrower and its Subsidiaries are reimbursed by a third party during such period, (vi) special or restructuring items during any such period included in Net Income that do not involve a cash payment during such period (collectively, “Non-Cash Items”) and (vii) expenses charged pursuant to FASB ASC 718, as promulgated in accordance with GAAP, during such period minus (c) any actual cash payments during the applicable period related to Non-Cash Items expensed or reserved under clauses (v) and (vi) above plus (d) Tender Costs during such period. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

16 [[6671007]] “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person approved by the Administrative Agent, each Issuing Lender, the Swing Line Lender and the Borrower (such approval not to be unreasonably withheld); provided that (i) the Borrower’s approval shall not be required during the existence and continuation of an Event of Default, (ii) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee, (iii) no competitor of the Borrower identified in a letter dated the Restatement Effective Date of the Borrower to the Administrative Agent (as such letter may be amended, amended and restated, supplemented or otherwise modified by the Borrower from time to time to identify additional Persons engaged in the business in which the Borrower is engaged), which letter shall be made available to the Administrative Agent, shall qualify as an Eligible Assignee, and (iv) no consent of any Issuing Lender shall be required with respect to any Incremental Term Commitment or Incremental Term Loan. “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency. “Environmental Laws” means any current or future legally enforceable requirement of any Governmental Authority pertaining to (a) the protection of the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder. “Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same

17 [[6671007]] may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections. “ERISA Affiliate” means an entity, whether or not incorporated, which is treated as a single employer with the Borrower under Sections 414(b) or (c) of the Code and solely for purposes of Section 302 of ERISA and Section 412 of the Code under Section 414 of the Code. “ERISA Event” means (a) with respect to any Single Employer or Multiple Employer Plan, the occurrence of a reportable event within the meaning of Section 4043 of ERISA (unless the 30- day notice requirement with respect to such event was waived by the PBGC) or a substantial cessation of operations within the meaning of Section 4062(e) of ERISA; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) of ERISA; (d) the institution of proceedings to terminate or the actual termination of any Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the conditions for imposition of a lien under Section 303(k) of ERISA exist with respect to any Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “EURIBO Rate” means, with respect to any Term Benchmark Loan denominated in Euros for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period. “EURIBOR Loan” means a Loan bearing interest at a rate determined by reference to the EURIBO Rate. All Loans denominated in Euros shall be EURIBOR Loans. “EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time on such date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. “Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation. “Event of Default” means any of the events or circumstances specified in Section 9.1.

18 [[6671007]] “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time. “Existing Credit Agreement” means this Credit Agreement, as in effect immediately prior to the occurrence of the Restatement Effective Date. “Existing Letters of Credit” means the outstanding letters of credit originally issued or deemed issued under the Existing Credit Agreement that are identified on Schedule 2.2. “Extending Lender” has the meaning set forth in Section 2.8(a). “Extension Confirmation Date” has the meaning set forth in Section 2.8(b). “Extension Effective Date” has the meaning set forth in Section 2.8(b). “Extension of Credit” means, as to any Lender, the making or extension of a Loan by such Lender (or a participation therein by a Lender) or the issuance or extension or increase in the face amount of, or participation in, a Letter of Credit by such Lender. “Extension Request” has the meaning set forth in Section 2.8(a). “Facility Fee” has the meaning set forth in Section 3.4(a). “FAS 842” has the meaning set forth in Section 1.3(a). “FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable thereto) and any regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall set forth on the Federal Reserve Board of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Credit Agreement. “Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Fee Letters” means the JPMorgan Fee Letter, the Morgan Stanley Fee Letter, the Mizuho Fee Letter and the Wells Fargo Fee Letter, as such documents may be amended, modified, supplemented or restated from time to time.

19 [[6671007]] “Financing Party” means the Administrative Agent, each Issuing Lender, the Swing Line Lender and each other Lender. “Floor” means the benchmark rate floor, if any, provided in this Credit Agreement (as of the execution and delivery of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to Adjusted Term SOFR, the Adjusted EURIBO Rate, the Adjusted Term CORRA Rate, each Adjusted Daily Simple RFR, the Central Bank Rate or the Canadian Prime Rate, as applicable. For the avoidance of doubt, the initial Floor for each of Adjusted Term SOFR, the Adjusted EURIBO Rate, the Adjusted Term CORRA Rate, each Adjusted Daily Simple RFR, the Central Bank Rate and the Canadian Prime Rate shall be 0.00%. “Foreign Currency Sublimit” has the meaning set forth in Section 2.1(a). “Foreign Subsidiary” means each direct and indirect Subsidiary of the Borrower that is not a Domestic Subsidiary. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. “Funded Debt” means, without duplication, the sum of (a) all Indebtedness of the Borrower and its Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Borrower and its Subsidiaries, (c) the principal portion of all obligations of the Borrower and its Subsidiaries under Capital Leases, (d) all drawn but unreimbursed amounts under all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business) issued for the account of the Borrower or any of its Subsidiaries, (e) all Funded Debt of another Person secured by a Lien on any Property of the Borrower and its Subsidiaries whether or not such Funded Debt has been assumed by a Borrower or any of its Subsidiaries, (f) all Funded Debt of any partnership or unincorporated joint venture to the extent the Borrower or one of its Subsidiaries is legally obligated with respect thereto and (g) the amount of principal attributable under any outstanding Synthetic Lease. It is understood and agreed that Indebtedness incurred pursuant to Hedging Agreements is not Funded Debt. “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3. “Government Acts” has the meaning set forth in Section 2.2(j)(i). “Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supra-national bodies (such as the European Union or the European Central Bank). “Granting Lender” has the meaning set forth in Section 11.3(g).

20 [[6671007]] “Guarantee Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guarantee Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guarantee Obligation is made. “Hazardous Materials” means any substance, material or waste defined in or regulated under any Environmental Laws. “HCFA” means the United States Health Care Financing Administration and any successor thereto, including CMS. “Hedging Agreements” means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements. “HHS” means the United States Department of Health and Human Services and any successor thereof. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Pub. L. 104-191, Aug. 21, 1996, 110 Stat. 1936 and regulations promulgated thereunder, as amended from time to time. “Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment. “Incremental Committed Amount” has the meaning set forth in Section 2.7(a). “Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.7. “Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

21 [[6671007]] “Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.7, to make Revolving Loans and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement. “Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment. “Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.7, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender. “Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan. “Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.7. “Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person to the extent of the value of such Property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantee Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (i) all net obligations of such Person in respect of Hedging Agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptance facilities created for the account of such Person and,

22 [[6671007]] without duplication, all drafts drawn thereunder (to the extent unreimbursed) and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated. “Indemnified Liabilities” has the meaning set forth in Section 11.5(c)(i). “Indemnitees” has the meaning set forth in Section 11.5(c)(i). “Information” has the meaning set forth in Section 11.14. “Intellectual Property” has the meaning set forth in Section 6.19. “Interest Expense” means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, all interest expense, including, without duplication, the interest component under Capital Leases, as determined in accordance with GAAP. “Interest Payment Date” means (a) as to Base Rate Loans and Swing Line Loans, the last day of each calendar quarter and the applicable Maturity Date and, in the case of Swing Line Loans, the date on which the principal of such Loans is due and payable as provided in Section 2.3, (b) as to RFR Loans, (x) the date that is on the numerically corresponding day in the calendar month that is one month after the borrowing of such Loan and each one-month anniversary thereafter (or, in each case, if there is no such numerically corresponding day in such month, then the last day of such month) and (y) the applicable Maturity Date and (c) as to Term Benchmark Loans, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the applicable Maturity Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Term Benchmark Loans where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Payment Date shall be deemed to be the next preceding Business Day. “Interest Period” means (x) with respect to any Term Benchmark Loan denominated in Dollars or Euros, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency other than Canadian Dollars), as the Borrower may elect and (y) with respect to any Term Benchmark Loan denominated in Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for Canadian Dollars), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period

23 [[6671007]] shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from (and that has not been subsequently reinstated in) this definition pursuant to Section 3.10(f) shall be available for specification in such Notice of Borrowing or Notice of Continuation/Conversion. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Issuing Lender” means (a) JPMorgan, Morgan Stanley Bank, N.A., Mizuho Bank, Ltd., Wells Fargo Bank, N.A. and (b) each other Lender designated by the Borrower as an “Issuing Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of one or more Letters of Credit hereunder, in each case, so long as such Person shall remain an Issuing Lender hereunder. Any Issuing Lender may, in its discretion and, in the case of Letters of Credit issued for the benefit of a U.S. Person, subject to the Borrower’s prior written consent, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Lender shall, or shall cause such Affiliate to, comply with the requirements of Section 2.2 with respect to such Letters of Credit). “Issuing Lender Agreement” has the meaning set forth in Section 2.2(l). “Issuing Lender Fees” has the meaning set forth in Section 3.4(b)(ii). “JPMorgan” means JPMorgan Chase Bank, N.A. “JPMorgan Engagement Letter” means that certain letter agreement dated as of March 17, 2025, between the Borrower and JPMorgan. “JPMorgan Fee Letter” means that certain letter agreement dated as of March 17, 2025, between the Borrower and JPMorgan. “Judgment Currency” has the meaning set forth in Section 11.20. “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Lead Arrangers” means JPMorgan, Morgan Stanley, Mizuho Bank, Ltd. and Wells Fargo Securities, LLC.

24 [[6671007]] “Lender” means any of the Persons identified as a “Lender” on the signature pages hereto, any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof and any Incremental Lender, in each case, together with their successors and permitted assigns. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender and the Issuing Lenders. “Lender-Related Person” has the meaning set forth in Section 11.5(b). “Lending Office” means, as to any Lender, the office or offices of such Lender described as such on Schedule 1.1(a), or such other office or offices as a Lender may from time notify to the Borrower and the Administrative Agent. “Letter of Credit” means any letter of credit issued for the account of the Borrower by an Issuing Lender pursuant to Section 2.2, as such letter of credit may be amended, modified, extended, renewed or replaced. “Letter of Credit Exchange Rate” means, with respect to any drawing under a Letter of Credit denominated in an Alternative Currency, the rate specified by the applicable Issuing Lender as the rate at which it was (or would have been) able, at or about the time of such drawing, to exchange Dollars into such Alternative Currency for purposes of obtaining an amount of such Alternative Currency equal to the amount of such drawing. “Letter of Credit Fees” has the meaning set forth in Section 3.4(b)(i). “Leverage Increase Election” has the meaning set forth in Section 7.2. “Leverage Increase Period” has the meaning set forth in Section 7.2. “Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (a)(i) Funded Debt on such date minus (ii) the aggregate amount of any unrestricted Cash and Cash Equivalents held by the Borrower and its Subsidiaries on a consolidated basis on such date to (b) EBITDA for the twelve month period ending on such date. “Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof (other than operating leases). “Loan” or “Loans” means the Revolving Loans, the Swing Line Loans (or any portion thereof), any Incremental Term Loans and any Incremental Revolving Loans, individually or collectively, as appropriate. “Loan Participant” has the meaning set forth in Section 11.3(d).

25 [[6671007]] “LOC Commitment” means the commitment of each Issuing Lender to issue Letters of Credit for the account of the Borrower in an aggregate face amount outstanding (together with the amounts of any unreimbursed drawings thereon) at any time of up to the applicable LOC Committed Amount. “LOC Committed Amount” means (a) on the Restatement Effective Date, as to each Issuing Lender specified in clause (a) of the definition “Issuing Lender” individually, $37,500,000 (or such different amount as may be agreed among the Borrower and each such Issuing Lender), and (b) at any time, as to all Issuing Lenders collectively, $150,000,000. “LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations. “LOC Obligations” means, at any time, the sum of (a) the sum of the Dollar Equivalents of the maximum amounts which are, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the sum of the Dollar Equivalents of the aggregate amounts of all drawings under Letters of Credit honored by any Issuing Lender but not theretofore reimbursed. The LOC Obligation of any Revolving Lender at any time shall be its Revolving Loan Commitment Percentage of the total LOC Obligations at such time, adjusted to give effect to any reallocation under Section 2.6(c) of the LOC Obligations of any Defaulting Lender in effect at such time. “Mandatory Borrowing” has the meaning set forth in Section 2.2(e)(i). “Material Acquisition” means any acquisition or a series of related acquisitions (other than solely among the Borrower and its Subsidiaries or Affiliates) of (a) Capital Stock in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $100,000,000. “Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Credit Agreement or any of the other Credit Documents or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole. “Material Debt” means, without duplication (1) any obligation of the Borrower for money borrowed, (2) any obligation of the Borrower evidenced by bonds, debentures, notes or other

26 [[6671007]] similar instruments, (3) any reimbursement obligation of the Borrower in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness and (4) any obligation of the Borrower under Capital Leases, in an aggregate principal amount, if and to the extent the aggregate amount of all obligations referred to in such clauses (1) through (4) is greater than $100,000,000; provided, however, that “Material Debt” shall not include any obligation of the Borrower to any Subsidiary or to any Person with respect to which the Borrower is a Subsidiary; provided, further, that “Material Debt” shall not include any Obligations. “Maturity Date” means the Revolving Maturity Date or the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series, as the context requires. “Medicaid” means the entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria. “Medicaid Provider Agreement” means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations. “Medicaid Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid and any statutes succeeding thereto, (b) all applicable provisions of all federal rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above, (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above and (d) all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case, as may be amended, supplemented or otherwise modified from time to time. “Medical Reimbursement Programs” means the Medicare, Medicaid and TRICARE programs and any other healthcare program operated by or financed in whole or in part by any foreign, domestic, federal, state or local government and any other non-government funded third party payor programs. “Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals. “Medicare Provider Agreement” means an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

27 [[6671007]] “Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, the HHS, CMS, the OIG, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time. “Mizuho Fee Letter” means that certain letter agreement dated as of April 30, 2025, between the Borrower and Mizuho Bank, Ltd. “MNPI” means material information concerning the Borrower and its Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. “Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities. “Morgan Stanley” means Morgan Stanley Senior Funding, Inc. “Morgan Stanley Fee Letter” means that certain letter agreement dated as of April 30, 2025 between the Borrower and Morgan Stanley Bank, N.A. “Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has made or accrued an obligation to make contributions. “Multiple Employer Plan” means a Plan covered by Title IV of ERISA (other than a Multiemployer Plan) in which the Borrower or any ERISA Affiliate and at least one employer other than the Borrower or any ERISA Affiliate are contributing sponsors. “Net Income” means, for any period, the net income after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP and without duplication. “Net Worth” means, as of any date of determination, the consolidated stockholder’s equity of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP. “Non-Cash Items” has the meaning set forth in the definition of “EBITDA”. “Non-Consenting Lender” has the meaning set forth in Section 11.6. “Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time. “Non-Extending Lender” has the meaning set forth in Section 2.8(a).

28 [[6671007]] “Note” or “Notes” means the Revolving Notes, the Swing Line Loan Note and any promissory notes of the Borrower in favor of any Incremental Lender evidencing any Incremental Commitment, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time, individually or collectively, as appropriate. “Notice of Borrowing” means a request by the Borrower for a Loan, in the form approved by the Administrative Agent and separately provided to the Borrower. “Notice of Continuation/Conversion” means a request by the Borrower to continue an existing Term Benchmark Loan to a new Interest Period or to convert a Term Benchmark Loan denominated in Dollars to a Base Rate Loan or a Base Rate Loan to a Term Benchmark Loan denominated in Dollars, in the form approved by the Administrative Agent and separately provided to the Borrower. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, on the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, the term “NYFRB Rate” shall be deemed to be zero for all purposes of this Credit Agreement. “Obligations” means, without duplication, (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under this Credit Agreement and each of the other Credit Documents (including obligations to pay fees and expense reimbursement and indemnification obligations), whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Credit Agreement and each of the other Credit Documents. “OIG” means the Office of Inspector General of HHS and any successor thereof. “Original Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness”. “Other Taxes” has the meaning set forth in Section 3.13(b).

29 [[6671007]] “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate). “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) the Overnight Bank Funding Rate, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPMorgan in the applicable offshore interbank market for such currency to major banks in such interbank market. “Participant Register” has the meaning set forth in Section 11.3(d). “Participants” means Lenders with a Revolving Loan Commitment Percentage greater than zero. “Participating Member State” means each state so described in any EMU Legislation. “Participation Interest” means the Extension of Credit by a Revolving Lender by way of a purchase of a participation in (a) Letters of Credit or LOC Obligations as provided in Section 2.2, (b) Swing Line Loans as provided in Section 2.3 or (c) any Loans as provided in Section 3.8. “PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time. “Payment” has the meaning set forth in Section 10.11(d)(i). “Payment Notice” has the meaning set forth in Section 10.11(d)(ii). “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto. “Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”. “Permitted Liens” means (a) Liens securing Obligations, if any, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (c) Liens in respect of Property imposed by law arising in the ordinary course of business such as materialmen’s, mechanics’, warehousemen’s, carrier’s, landlords’ and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet

30 [[6671007]] subject to foreclosure, sale or loss on account thereof), (d) Liens (other than Liens imposed under ERISA) consisting of pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes, (h) judgment Liens in respect of judgments that would not constitute an Event of Default, (i) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution and (j) Liens with respect to lease filings for notice purposes only. “Permitted Receivables Financing” means any transaction entered into pursuant to documentation in which (a) the Borrower or one or more Domestic Subsidiaries sells, conveys or otherwise transfers to Quest Receivables and (b) Quest Receivables sells, conveys or otherwise transfers to any other Person or grants a security interest to any Person in, any Receivables (whether now existing or hereafter acquired) of the Borrower or such Domestic Subsidiaries, and any assets related thereto including all collateral securing such Receivables, all contracts and all Guarantee Obligations or other obligations in respect of such Receivables, all proceeds of such Receivables and all other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables; provided that the purchasers or lenders in such transaction shall have no recourse to the Borrower or any Subsidiary other than recourse of types and in amounts customary in “true sale” receivables securitizations. “Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority. “Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) covered by ERISA that is sponsored, maintained or contributed to by the Borrower or any ERISA Affiliate. “Platform” has the meaning given thereto in Section 7.1(h). “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in consultation with the Borrower) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in consultation with the Borrower). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

31 [[6671007]] “Prior Closing Date” means November 23, 2021. “Property” means any right, title or interest in or to any property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” has the meaning given thereto in Section 7.1(h). “Quest Receivables” means Quest Diagnostics Receivables Incorporated, a Delaware corporation, a wholly-owned, bankruptcy-remote, special purpose Subsidiary of the Borrower. “Receivable” means the indebtedness and payment obligations of any Person to the Borrower or any Domestic Subsidiary or acquired by the Borrower or any Domestic Subsidiary (including obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services in the ordinary course of business by the Borrower or any Domestic Subsidiary or the Person from which such indebtedness and payment obligation were acquired by the Borrower or any Domestic Subsidiary, including (a) any right to payment for goods sold or for services rendered and (b) the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto. “Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBO Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (c) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (d) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term SOFR, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, (e) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four RFR Business Days prior to such setting, (f) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. Toronto local time on the day that is two Business Days preceding the date of such setting or (g) if such Benchmark is none of Term SOFR, the EURIBO Rate, SONIA, Daily Simple SOFR, Daily Simple CORRA or the Adjusted Term CORRA Rate, the time determined by the Administrative Agent in its reasonable discretion (and notified to the Borrower in writing). “Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each

32 [[6671007]] case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 180 days after the latest Maturity Date, to each case as in effect on the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the obligations under this Credit Agreement, such Refinancing Indebtedness shall also be subordinated to the obligations hereunder on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof). “Register” has the meaning set forth in Section 11.3(c). “Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, partners, members, agents and advisors of such Person and of such Person’s Affiliates. “Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. “Relevant Interbank Market” means with respect to Euros, the European interbank market.

33 [[6671007]] “Relevant Rate” means (i) with respect to any Term Benchmark Loan denominated in Dollars, Adjusted Term SOFR, (ii) with respect to any Term Benchmark Loan denominated in Euros, the EURIBO Rate, (iii) with respect to any Term Benchmark Loan denominated in Canadian Dollars, Term CORRA or (iv) with respect to any RFR Loan denominated in Dollars, Sterling or Canadian Dollars, the Daily Simple RFR, in each case, as applicable. “Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, Term CORRA, as applicable. “Required Lenders” means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time. For purposes hereof, the term “Credit Exposure” as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of the Revolving Loan Commitment Percentage of such Lender multiplied by the Revolving Committed Amount, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender’s Participation Interests in the face amount of the outstanding Letters of Credit and outstanding Swing Line Loans. “Requirement of Law” means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Property is subject. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restatement Effective Date” means the date on which the conditions set forth in Section 5.1 shall have been satisfied (or waived in accordance with Section 11.6). “Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto. “Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of a Loan denominated in an Alternative Currency, and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Credit Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, extension or renewal of a Letter of Credit denominated in an Alternative Currency and the last Business Day of each subsequent calendar quarter, (ii) each date of an amendment of any Letter of Credit denominated in an Alternative Currency having the effect of increasing the amount thereof, and (iii) each date of any payment by any Issuing Lender under any Letter of Credit denominated in an Alternative Currency.

34 [[6671007]] “Revolving Borrowing” means Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect. “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire Participation Interests in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.1(d), (b) increased from time to time pursuant to Section 2.7 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.3. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 1.1(a), or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. “Revolving Committed Amount” means $750,000,000 or such other amount to which the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or increased pursuant to Section 2.7. “Revolving Credit Facility” has the meaning set forth in the recitals. “Revolving Exposure” means, with respect to any Lender at any time, the sum of the Dollar Equivalents of such Lender’s outstanding Revolving Loans and such Lender’s LOC Obligations and Swing Line Exposure at such time. “Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure. “Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Lender is a subsidiary. “Revolving Loan Commitment Percentage” means, for each Lender, at any time, the percentage identified as its Revolving Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3 and with the establishment of any Incremental Revolving Commitments (or if the Revolving Commitments have been terminated or expired, such Lender’s Revolving Commitment most recently in effect, giving effect to any assignments); provided that for purposes of Section 2.6, if any Defaulting Lender exists at such time, the Revolving Loan Commitment Percentages shall be calculated disregarding such Defaulting Lender’s Revolving Commitment. “Revolving Loans” means the revolving loans made to the Borrower pursuant to Section 2.1(a). “Revolving Maturity Date” means the fifth anniversary of the Restatement Effective Date, as such date may be extended pursuant to Section 2.8. “Revolving Notes” means any promissory notes of the Borrower in favor of any of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or

35 [[6671007]] collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(e). “RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA, (b) Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term SOFR), Daily Simple SOFR and (c) Canadian Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA), Daily Simple CORRA.“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) Dollars, a U.S. Government Securities Business Day and (c) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed. “RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”. “RFR Loan” means a Loan that bears interest at a rate based on an Adjusted Daily Simple RFR. “S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and its successors. “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Borrower or one of its Subsidiaries of any Property that has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such Person, as the case may be. “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or each applicable Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency. “Sanctioned Country” means, at any time, a country, region or territory which is the target of any countrywide, region-wide or territory-wide Sanctions (at the time of this Credit Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned by controlled by any such Person described in the foregoing clause (a) or (b). “Sanctions” means economic or financial sanctions, trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S.

36 [[6671007]] Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union or (d) His Majesty’s Treasury of the United Kingdom. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time. “Series” has the meaning set forth in Section 2.7(b). “Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan, that is maintained for employees of the Borrower or ERISA Affiliate. “Social Security Act” means the Social Security Act as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Social Security Act shall be construed also to refer to any successor sections. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “SPC” has the meaning set forth in Section 11.3(g). “Specified Time” means with respect to the EURIBO Rate, 11:00 a.m., Frankfurt time.

37 [[6671007]] “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Sterling” and “£” mean the lawful currency of the United Kingdom. “Subsidiary” means, as to any Person at any time, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the occurrence of any contingency) is at such time owned directly or indirectly by such Person and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly has more than a 50% equity interest at such time. “Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Revolving Lender at any time shall be its Revolving Loan Commitment Percentage of the total Swing Line Exposure at such time. “Swing Line Lender” means JPMorgan. “Swing Line Loan” and “Swing Line Loans” have the meanings set forth in Section 2.3(a). “Swing Line Loan Note” means the promissory note of the Borrower in favor of the Swing Line Lender evidencing the Swing Line Loans provided pursuant to Section 2.3, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time in and as evidenced by the form of Exhibit 2.3(d). “Swing Line Loan Request” means a request by the Borrower for a Swing Line Loan substantially in the form approved by the Administrative Agent and separately provided to the Borrower. “Swing Line Subfacility Amount” have the meaning set forth in Section 2.3(a). “Syndication Agent” has the meaning set forth in the preamble.

38 [[6671007]] “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. “T2” means the real time gross settlement system operated by the Eurosystem, or any successor system. “TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent (and notified to the Borrower in writing) to be a suitable replacement) is open for the settlement of payments in Euros. “Taxes” has the meaning set forth in Section 3.13(a). “Tender Costs” means the costs incurred by the Borrower in connection with any tender for outstanding indebtedness of the Borrower and the termination of the interest rate swap contracts related thereto, in an aggregate amount not to exceed $100,000,000 during the term of this Credit Agreement. “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted EURIBO Rate, Adjusted Term SOFR or the Adjusted Term CORRA Rate. “Term CORRA” means, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five Business Days prior to such Periodic Term CORRA Determination Day. “Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc. or any successor administrator. “Term CORRA Reference Rate” means the forward-looking term rate based on CORRA. “Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days

39 [[6671007]] prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Determination Day” has the meaning set forth under the definition of Term SOFR Reference Rate. “Term SOFR Loan” means a Loan bearing interest at a rate determined by reference to Adjusted Term SOFR. All Term Benchmark Loans denominated in Dollars shall be Term SOFR Loans. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward- looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Total Assets” means all items that in accordance with GAAP would be classified as assets of the Borrower and its Subsidiaries on a consolidated basis. “TRICARE” means the United States Department of Defense health care program for service families including, but not limited to, TRICARE Prime, TRICARE Extra and TRICARE Standard, and any successor to or predecessor thereof. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR, the Adjusted EURIBO Rate, the Base Rate, the Adjusted Term CORRA Rate or any Adjusted Daily Simple RFR. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

40 [[6671007]] “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Upfront Fee” has the meaning set forth in Section 5.1(d). “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “Voting Stock” means all classes of the Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors (or similar governing authority). “Wells Fargo Fee Letter” means that certain letter agreement dated as of April 30, 2025, between the Borrower and Wells Fargo Bank, N.A. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2. Other Interpretive Provisions. With reference to this Credit Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document: (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. (b) (i) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provisions thereof. (ii) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears. (iii) The term “including” is by way of example and not limitation.

41 [[6671007]] (iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”. (d) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document. (e) References to “the date hereof” or “the date of this Credit Agreement”, or phrases of similar import, herein shall mean April 30, 2025. 1.3. Accounting Terms/Calculation of Financial Covenants. (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements, certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. Except as otherwise expressly provided herein, all accounting terms used herein shall be construed in accordance with GAAP as in effect from time to time; provided that if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Following the delivery of any such notice, the Borrower, the Administrative Agent and the Lenders agree to negotiate in good faith to amend this Credit Agreement in an appropriate manner to eliminate the effect of any such change. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accountings Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require (x) treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof or (y) recognizing liabilities on the balance sheet with respect to operating leases under FAS 842.

42 [[6671007]] (b) Notwithstanding anything herein to the contrary, for the purposes of calculating the financial covenant set forth in Section 7.2, (i) income statement items (positive or negative) attributable to any Person or Property acquired by the Borrower or one of its Subsidiaries and Indebtedness incurred in connection with such acquisition shall, without duplication, be treated as if such Person or Property had been acquired or such Indebtedness incurred as of the first day of the twelve month period ending as of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1(a) or (b) (or, prior to the delivery of the first financial statements pursuant to Section 7.1(a) or (b), as of the first day of the twelve month period ending as of the date of the most recent balance sheet delivered to the Lenders prior to the Restatement Effective Date) and (ii) income statement items (positive or negative) attributable to Property disposed of by the Borrower or one of its Subsidiaries and Indebtedness retired in connection with such disposition shall, without duplication, be treated as if such disposition had occurred as of the first day of the twelve month period referred to in the preceding clause (i). 1.4. Rounding. Any financial ratio required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.5. Exchange Rates; Currency Equivalents. The Administrative Agent or the Issuing Lender, as applicable, shall determine the Dollar Equivalent amounts of Term Benchmark Borrowings or RFR Borrowings or Letter of Credit extensions denominated in Alternative Currencies, in each case, in consultation with the Borrower. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating the financial covenant hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Lender, as applicable, and, in each case, in consultation with the Borrower. 1.6. Additional Alternative Currencies. (a) The Borrower may from time to time request that Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that (a) such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (b) such currency may be used by any Lender to make Loans hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon without any central bank or other governmental authorization in the country of issue of such currency, unless such authorization has been obtained and is in full force and effect, and (c) prior to any such request, the Borrower, the Administrative Agent and the Revolving Lenders shall have amended this Credit Agreement to provide for an interest rate agreed

43 [[6671007]] to by the Borrower, the Administrative Agent and the Revolving Lenders and to include such other administrative requirements as may be necessary to implement such interest rate. In the case of any such request with respect to the making of Loans in any such currency, such request shall be subject to the approval of the Administrative Agent and each of the Revolving Lenders. (b) Any such request shall be made to the Administrative Agent not later than 20 Business Days prior to the date of the desired making of Loans (or such other time or date as may be agreed by the Administrative Agent). In the case of any such request, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender shall notify the Administrative Agent, not later than 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans in such requested currency. (c) Any failure by a Revolving Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Loans to be made in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed to be an Alternative Currency hereunder for purposes of any borrowings of Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.6, the Administrative Agent shall promptly so notify the Borrower. 1.7. Change of Currency. (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Restatement Effective Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period. (b) Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. (c) Each provision of this Credit Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency. 1.8. References to Agreements and Laws.

44 [[6671007]] Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law shall include all statutory and regulatory provisions (having the force of law) consolidating, amending, replacing, supplementing or interpreting such law. 1.9. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the LOC Documents related thereto, whether or not such maximum face amount is in effect at such time. 1.10. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.10(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Credit Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability (excluding, in each case, in the event of bad faith, gross negligence or willful misconduct on the part of the Administrative Agent (as determined by a court of competent jurisdiction in a final, non-appealable judgment)). The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Credit Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Credit Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 2. CREDIT FACILITIES

45 [[6671007]] 2.1. Revolving Loans. (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, including but not limited to Section 5.2, each Lender severally agrees to make Revolving Loans to the Borrower, in Dollars or in one or more Alternative Currencies, in an amount equal to its Revolving Loan Commitment Percentage, if any, of any borrowing of Revolving Loans, at any time and from time to time, during the period from and including the Restatement Effective Date to but not including the Revolving Maturity Date (or such earlier date if the Commitments have been terminated as provided herein); provided, however, that, after giving effect to any borrowing of Revolving Loans, the sum of (i) the aggregate amount of the Dollar Equivalent of Revolving Loans outstanding plus (ii) the aggregate amount of the Dollar Equivalent of LOC Obligations outstanding plus (iii) the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount, and the aggregate amount of the Dollar Equivalent of Revolving Loans and LOC Obligations denominated in Alternative Currencies at any time shall not exceed $100,000,000 (the “Foreign Currency Sublimit”). Subject to the terms of this Credit Agreement, the Borrower may borrow, repay and reborrow Revolving Loans. (b) Method of Borrowing for Revolving Loans. By no later than (i) 11:00 a.m., New York City Time, on the date of the requested borrowing of Revolving Loans that will be made as Base Rate Loans, (ii) 1:00 p.m., New York City Time, three U.S. Government Securities Business Days prior to the date of the requested borrowing of Revolving Loans that will be made as Term Benchmark Loans denominated in Dollars, (iii) 1:00 p.m., New York City Time, three U.S. Government Securities Business Days prior to the date of the requested borrowing of Revolving Loans that will be made as RFR Loans denominated in Dollars, (iv) 12:00 p.m., New York City time, three Business Days prior to the date of the requested borrowing of Revolving Loans that will be made as Term Benchmark Loans denominated in Euros, (v) 12:00 p.m., New York City time, three Business Days prior to the date of the requested borrowing of Revolving Loans that will be made as Term Benchmark Loans denominated in Canadian Dollars, (vi) 11:00 a.m., New York City time, four RFR Business Days prior to the date of the requested borrowing of Revolving Loans that will be made as RFR Loans denominated in Canadian Dollars or (vii) 12:00 p.m., New York City time, four RFR Business Days prior to the date of the requested borrowing of Revolving Loans that will be made as RFR Loans denominated in Sterling, the Borrower shall provide written notice, submitted by fax, email or hand delivery, to the Administrative Agent in the form of a Notice of Borrowing (or, in the case of any borrowing of Revolving Loans denominated in Dollars, by telephonic notification, confirmed promptly by written notice, submitted by fax, email or hand delivery, to the Administrative Agent in the form of a Notice of Borrowing), each of such telephonic notice and such written Notice of Borrowing setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Base Rate, Adjusted Term SOFR, the applicable Adjusted Daily Simple RFR, the Adjusted Term CORRA Rate or the Adjusted EURIBO Rate, (C) with respect to Revolving Loans that will be Term Benchmark Loans, the Interest Period applicable thereto, (D) with respect to Revolving Loans that will be Term Benchmark Loans or RFR Loans, the applicable currency thereof, (E) certification that the Borrower has complied in all respects with Section 5.2 and (F) in the case of a Revolving Loan borrowing requested to finance the reimbursement of a Letter of Credit as provided in Section 2.2(d), the identity of the Issuing Lender that has issued such Letter of Credit.

46 [[6671007]] Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.1, a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to (x) Term SOFR, an RFR Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that a Central Bank Rate, the Canadian Prime Rate, Daily Simple SOFR and Daily Simple CORRA shall only apply to the extent provided in Section 3.10). (c) Funding of Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested borrowing of Revolving Loans available to the Administrative Agent in Same Day Funds at the Agency Services Address for the applicable currency not later than 1:00 p.m., New York City Time, in each case on the Business Day specified in the Notice of Borrowing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent as directed by the Borrower in writing, to the extent the amount of such Revolving Loans are made available to the Administrative Agent. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the time of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such Lender’s portion of the Revolving Loans is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover from such Lender an amount equal to such corresponding amount which the Administrative Agent has made available to the Borrower. If such Lender does not pay such amount upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such amount in respect of each day from the date an amount equal to such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower, at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing or (ii) from such Lender, at the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. (d) Reductions of Revolving Committed Amount. Upon at least three Business Days’ prior written notice, the Borrower shall have the right to permanently reduce, without premium or penalty, all or part of the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of the Dollar Equivalent of outstanding Revolving Loans plus the

47 [[6671007]] aggregate amount of the Dollar Equivalent of outstanding LOC Obligations plus the aggregate amount of outstanding Swing Line Loans. Any reduction in (or termination of) the Revolving Committed Amount pursuant to this Section 2.1(d) shall be permanent and may not be reinstated. The Administrative Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount pursuant to this Section 2.1(d). (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender that requests a Revolving Note in substantially the form of Exhibit 2.1(e). 2.2. Letter of Credit Subfacility. (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions relating to the Borrower which the applicable Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by the Borrower or any of its Subsidiaries or conflict with any obligation of, or detract from any action which may be taken by, the Borrower under this Credit Agreement), each Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time upon request, to issue (from the Restatement Effective Date to thirty days prior to the Revolving Maturity Date and in a form reasonably acceptable to such Issuing Lender), in Dollars or, to the extent specified by the Borrower in the applicable request for issuance, in one or more Alternative Currencies, and Participants shall participate in, Letters of Credit for the account of the Borrower; provided however, that, after giving effect to the issuance (or drawdown or extension) of any Letter of Credit, (i) the aggregate amount of the Dollar Equivalent of LOC Obligations for such Issuing Lender shall not at any time exceed the LOC Committed Amount of such Issuing Lender, (ii) the aggregate amount of the Dollar Equivalent of LOC Obligations shall not at any time exceed the aggregate LOC Committed Amount for all Issuing Lenders, (iii) the sum of (A) the aggregate amount of the Dollar Equivalent of outstanding LOC Obligations, plus (B) the aggregate amount of the Dollar Equivalent of Revolving Loans outstanding, plus (C) the aggregate amount of Swing Line Loans outstanding shall not exceed the Revolving Committed Amount and (iv) the aggregate amount of the Dollar Equivalent of Revolving Loans and LOC Obligations denominated in Alternative Currencies at any time shall not exceed the Foreign Currency Sublimit. Each Issuing Lender may require the issuance and expiry date of each Letter of Credit issued by it to be a Business Day. Each Letter of Credit shall be a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries. No Letter of Credit shall have an original expiry date after the earlier of (x) one year from the date of issuance and (y) five Business Days prior to the Revolving Maturity Date, provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the relevant Issuing Lender pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (y) above), subject to a right on the part of such Issuing Lender to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal. Each Letter of Credit shall comply with the related LOC Documents. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim

48 [[6671007]] of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the relevant Issuing Lender. (b) Notice and Reports. The request for the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal permitted pursuant to paragraph (a) of this Section)) shall be submitted in writing to the Administrative Agent for distribution by the Administrative Agent to the relevant Issuing Lender as specified by the Borrower by hand delivery, fax or email at least three Business Days prior to the requested date of issuance for the Administrative Agent to coordinate with the respective Issuing Lenders. Each Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a report specifying the Letters of Credit which are then issued and outstanding. Each Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents. For the avoidance of any doubt, the Borrower shall be entitled at all times to select which Issuing Lender will be used to issue a Letter of Credit. (c) Participations. Each Participant, upon issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof), shall be deemed to have purchased without recourse a risk participation from the relevant Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to such Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Participant’s participation in any Letter of Credit, to the extent that any Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit or pursuant to a Mandatory Borrowing under Section 2.2(e)(i), each such Participant shall fund its Participation Interest in such unreimbursed drawing in accordance with the terms of Section 2.2(e)(ii). Each Participant acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit (provided that such Letter of Credit shall expire no later than the date set forth in paragraph (a) of this Section), the occurrence and continuance of a Default, any reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Participant further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the relevant Issuing Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed made pursuant to Section 5.2. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the relevant Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

49 [[6671007]] (d) Reimbursement by Borrower. In the event of any drawing under any Letter of Credit, the relevant Issuing Lender will promptly notify the Borrower. Unless the Borrower shall notify such Issuing Lender of its intent to otherwise reimburse such Issuing Lender and shall reimburse such Issuing Lender in same day funds in the currency of such drawing within one hour of receipt of notice of such drawing from such Issuing Lender, (i) if such drawing relates to a Letter of Credit denominated in an Alternative Currency, automatically and with no further action, the obligation of the Borrower to reimburse such drawing shall be permanently converted into an obligation to reimburse the Dollar Equivalent of such drawing, calculated using the Letter of Credit Exchange Rate applicable to such drawing and (ii) the Borrower shall be deemed to have requested a Revolving Loan borrowing in Dollars at the Base Rate in the amount of such drawing or Dollar Equivalent thereof, as the case may be, the proceeds of which will be used to satisfy the Borrower’s reimbursement obligations. Pending the satisfaction of the Borrower’s reimbursement obligations through the making of Revolving Loans pursuant to Section 2.2(e)(i), the unreimbursed amount of such drawing or the Dollar Equivalent thereof, as the case may be, will bear interest, payable from time to time on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable Letter of Credit in full, at the rate applicable to Base Rate Loans, for the accounts of the relevant Issuing Lender and the Participants, as their interests may appear. The Borrower’s reimbursement obligations hereunder shall be absolute, unconditional and irrevocable under all circumstances irrespective of (but without waiver of) (i) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against any Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party or the Borrower to receive consideration, (ii) the legality, validity, regularity or unenforceability of any Letter of Credit, this Credit Agreement or any other Credit Document, (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments. (e) Reimbursement by Lenders. (i) Reimbursement with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit (as set forth in clause (d) above), the Administrative Agent shall give notice to the Lenders, and a Revolving Loan borrowing in the amount of the Borrower’s reimbursement obligation comprised solely of Base Rate Loans (each such borrowing, a “Mandatory Borrowing”) shall be made from all Revolving Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Revolving Lender’s respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the relevant Issuing Lender for application to the respective LOC Obligations. Each applicable Lender hereby irrevocably agrees to make such Revolving Loans upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and in accordance with the terms of Section 2.2(e)(iii) notwithstanding (A) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (B)

50 [[6671007]] whether any conditions specified in Section 5.2 are then satisfied or waived, (C) whether a Default or Event of Default then exists, (D) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (E) the date of such Mandatory Borrowing, (F) any reduction in the Revolving Committed Amount or any termination of the Commitments, or (G) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever. (ii) Reimbursement Through Funding of Participation Interests. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), the relevant Issuing Lender will promptly notify the Participants of the Dollar amount of any unreimbursed drawing (determined as provided above and adjusted for any payments received from the Borrower on or after the date of such drawing and prior to the funding of the Participation Interests therein) and each Participant shall fund its Participation Interest in such unreimbursed drawing by paying to the relevant Issuing Lender, in Dollars and in immediately available funds, the amount of such Participant’s Revolving Loan Commitment Percentage of such unreimbursed drawing. Each Participant’s obligation to make such payment to such Issuing Lender, and the right of such Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to (A) the termination of this Credit Agreement or the Commitments hereunder, (B) the existence of a Default or Event of Default, (C) the acceleration of the obligations hereunder and (D) any set-off, counterclaim, recoupment, defense or other right which such Participant may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever. Simultaneously with the making of each such payment by a Participant to any Issuing Lender, such Participant shall, automatically and without any further action on the part of the relevant Issuing Lender or such Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to such Issuing Lender) in the related unreimbursed LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto. (iii) Funding of Mandatory Borrowing or Participation Interest. Each Revolving Lender and each Participant shall upon any notice pursuant to Section 2.2(e)(i) or Section 2.2(e)(ii), respectively, make its Revolving Loan Commitment Percentage of the unreimbursed drawing or Dollar Equivalent thereof, as the case may be, available to the Administrative Agent, for the benefit of the relevant Issuing Lender, by 1:00 p.m., New York City Time, on the day of the notice if notice is given on or before 11:00 a.m. or by 1:00 p.m., New York City Time, the next Business Day if notice is given after 11:00 a.m., in Dollars in immediately available funds at the Agency Services Address. The Administrative Agent shall remit the funds so received to such Issuing Lender. (f) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

51 [[6671007]] (g) Applicability of ISP98. Unless otherwise expressly agreed by the relevant Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit. (h) Responsibility of Issuing Lenders. (i) It is expressly understood and agreed as between the Lenders that the obligations of each Issuing Lender hereunder to the Participants are only those expressly set forth in this Credit Agreement and that each Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Participant to recover from any Issuing Lender any amounts made available by such Participant to such Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction by a final and non-appealable judgment that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of such Issuing Lender. (ii) No Issuing Lender shall be under any obligation to issue, amend or extend any Letter of Credit if (a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing, amending or extending such Letter of Credit, or request that such Issuing Lender refrain from issuing, amending or extending such Letter of Credit, (b) any Requirement of Law applicable to such Issuing Lender or any order, judgment, decree, request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance, amendment or extension or of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon any Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such Issuing Lender in good faith deems material to it, or (c) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such Issuing Lender. (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern. (j) Indemnification of Issuing Lenders. (i) In addition to its other obligations under this Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and hold harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including Attorney Costs) that any Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B)

52 [[6671007]] the failure of any Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions, herein called “Government Acts”). (ii) As between the Borrower and each Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuing Lender shall be responsible for (except in the case of (A), (B) and (C) below if such Issuing Lender has actual knowledge to the contrary): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) any loss or delay in the transmission or otherwise of any draft, document, notice or other communication under or related to any Letter of Credit (including any document required in order to make a drawing thereunder) or of the proceeds thereof and (F) any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Lender’s rights or powers hereunder. (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. No Issuing Lender shall, in any way, be liable for any failure by any Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Issuing Lender. (iv) None of the Administrative Agent, the Lenders or the Issuing Lenders, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control

53 [[6671007]] of any Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (v) Nothing in this subsection (j) is intended to limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of any Issuing Lender to enforce any right, power or benefit under this Credit Agreement. (vi) Notwithstanding anything to the contrary contained in this subsection (j), the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence, willful misconduct or bad faith of such Issuing Lender, as determined by a court of competent jurisdiction by a final and non-appealable judgment. (k) Designation of other Persons as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit. (l) Designation of Additional Issuing Lenders. From time to time, the Borrower may by notice to the Administrative Agent and the Lenders designate as additional Issuing Lenders one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Lender hereunder shall be evidenced by an agreement (an “Issuing Lender Agreement”), which shall be in a form satisfactory to the Borrower and the Administrative Agent, shall set forth the LOC Commitment of such Lender and shall be executed by such Lender, the Borrower and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Lender

54 [[6671007]] under this Credit Agreement and the other Credit Documents and (ii) references herein and in the other Credit Documents to the term “Issuing Lender” shall be deemed to include such Lender in its capacity as an Issuing Lender. (m) Termination of an Issuing Lender. An Issuing Lender may be terminated as Issuing Lender by written agreement among the Borrower, the Administrative Agent and such Issuing Lender. The Administrative Agent shall notify the Lenders of any such termination of an Issuing Lender. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Lender pursuant to Section 3.4(b). After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Credit Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such termination, but shall not be required to amend, renew (other than automatic renewal pursuant to the terms of such Letter of Credit) or extend any such Letter of Credit or to issue additional Letters of Credit. The termination of any Issuing Lender shall not affect the LOC Commitment of any other Lender. (n) Existing Letters of Credit. As of the Restatement Effective Date, without further action on the part of any Person, each Existing Letter of Credit shall be automatically deemed to be a Letter of Credit issued hereunder for all purposes of this Credit Agreement, and the original issuing lender of each such Letter of Credit shall be the Issuing Lender thereof for all purposes hereof. 2.3. Swing Line Loans Subfacility. (a) Swing Line Loans. The Administrative Agent, the Swing Line Lender and the Lenders agree that in order to facilitate the administration of this Credit Agreement and the other Credit Documents, the Swing Line Lender may (but shall have absolutely no obligation to) make loans (each a “Swing Line Loan” and collectively, the “Swing Line Loans”) to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Restatement Effective Date to but not including the Revolving Maturity Date (or such earlier date on which the Commitments have been terminated as provided herein) on the terms and subject to the conditions set forth herein and in the other Credit Documents; provided that, after giving effect to the issuance of any such Swing Line Loan, (i) the aggregate principal amount of the Swing Line Loans outstanding at any one time shall not exceed $50,000,000 (the “Swing Line Subfacility Amount”) at any time and (ii) the sum of (A) the aggregate amount of Swing Line Loans outstanding, plus (B) the aggregate amount of the Dollar Equivalent of Revolving Loans outstanding, plus (C) the aggregate amount of the Dollar Equivalent of LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Subject to the terms of this Credit Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans. (b) Method of Borrowing and Funding Swing Line Loans. By no later than 1:00 p.m., New York City Time, on the date of the requested borrowing of Swing Line Loans, the Borrower shall provide telephone notice to the Swing Line Lender, followed promptly by a written Swing Line Loan Request (which may be submitted by fax), setting forth (i) the amount of the requested Swing Line Loan and (ii) the date of the requested Swing Line Loan and complying in all respects with Section 5.2. If the Swing Line Lender elects to make such Swing Line Loans, the Swing Line

55 [[6671007]] Lender shall initiate the transfer of funds representing the Swing Line Loan advance to the Borrower by 3:00 p.m., New York City Time, on the Business Day of the requested borrowing. (c) Repayment and Participations of Swing Line Loans. The Borrower agrees to repay each Swing Line Loan immediately upon the existence of a Default or Event of Default or otherwise on the earlier of the Revolving Maturity Date and the first date after such Swing Line Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swing Line Loan is made; provided that on each date that a borrowing of Revolving Loans denominated in Dollars is made, the Borrower shall repay all Swing Line Loans that were outstanding on the date such borrowing was requested. Each repayment of a Swing Line Loan may be accomplished by requesting Revolving Loans which request is not subject to the conditions set forth in Section 5.2. In the event that the Borrower shall fail to timely repay any Swing Line Loan, and in any event upon (i) a request by the Swing Line Lender, (ii) the occurrence of an Event of Default described in Section 9.1(f) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each Revolving Lender shall promptly irrevocably and unconditionally purchase from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such other Lender’s Revolving Loan Commitment Percentage thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to the Swing Line Lender at the Agency Services Address, or at such other address as the Swing Line Lender may designate, in Dollars and in immediately available funds. If such Participant does not pay such amount forthwith upon the Swing Line Lender’s demand therefor, and until such time as such Participant makes the required payment, the Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Participants to purchase a participation therein. Further, such Participant shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swing Line Lender to fund Swing Line Loans in the amount of the participation in Swing Line Loans that such Participant failed to purchase pursuant to this Section 2.3(c) until such amount has been purchased (as a result of such assignment or otherwise). (d) Swing Line Loan Note. The Swing Line Loans made by the Swing Line Lender shall, if requested by the Swing Line Lender, be evidenced by a duly executed promissory note of the Borrower to the Swing Line Lender in substantially the form of Exhibit 2.3(d). 2.4. Continuations and Conversions. Subject to the terms below, the Borrower shall have the option, on any Business Day, to continue existing Term Benchmark Loans for a subsequent Interest Period, to convert Base Rate Loans into Term Benchmark Loans denominated in Dollars or to convert Term Benchmark Loans denominated in Dollars into Base Rate Loans. By no later than 11:00 a.m., New York City Time, (a) on the date of the requested conversion of a Term Benchmark Loan denominated in Dollars to a Base Rate Loan or (b) three U.S. Government Securities Business Days prior to the date of the requested continuation of a Term Benchmark Loan denominated in Dollars or conversion of a Base

56 [[6671007]] Rate Loan to a Term Benchmark Loan denominated in Dollars or (c) three Business Days prior to the date of the requested continuation of a Term Benchmark Loan denominated in Euros, the Borrower shall provide a written Notice of Continuation/Conversion, in the form of Exhibit 2.4, submitted by hand delivery, fax or email, to the Administrative Agent (or, in the case of a continuation or conversion of Loans denominated in Dollars to Loans denominated in Dollars, telephonic notice, confirmed promptly by hand delivery, fax or email to the Administrative Agent of a written Notice of Continuation/Conversion, in the form of Exhibit 2.4) setting forth (i) whether the Borrower wishes to continue or convert such Loans and (ii) if the request is to continue a Term Benchmark Loan or convert a Base Rate Loan to a Term Benchmark Loan, the Interest Period applicable thereto. Notwithstanding anything herein to the contrary, (A) except as provided in Section 3.11, Term Benchmark Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (B) Term Benchmark Loans may not be continued nor may Base Rate Loans be converted into Term Benchmark Loans during the existence and continuation of an Event of Default, (C) any request to continue a Term Benchmark Loan that fails to comply with the terms hereof or any failure to request a continuation of a Term Benchmark Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period; provided, however, that in the case of a failure to timely request a continuation of Term Benchmark Loans denominated in an Alternative Currency or if any such request fails to comply with the terms hereof, such Loans shall be continued as Term Benchmark Loans in their original currency with an Interest Period of one month, and (D) any failure to state the Interest Period with respect to the continuation of a Term Benchmark Loan or the conversion of a Base Rate Loan to a Term Benchmark Loan shall constitute a request for a one month Interest Period. No Revolving Loans may be converted into or continued as Revolving Loans denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loans and reborrowed in the other currency. It is understood and agreed that Swing Line Loans may not be continued or converted. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.4 a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to (x) Term SOFR, an RFR Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that a Central Bank Rate, the Canadian Prime Rate, Daily Simple SOFR and Daily Simple CORRA shall only apply to the extent provided in Section 3.10). 2.5. Minimum Amounts. Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Term Benchmark Loan and RFR Loan shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, (b) each Base Rate Loan shall be in a minimum amount of the lesser of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof) or the remaining available Revolving Committed Amount, (c) each Swing Line Loan shall be in a minimum amount of the lesser of $1,000,000 (and in integral multiples of $100,000 in excess thereof) or the remaining available Swing Line Subfacility Amount and (d) no more than 10 Term Benchmark Loans and RFR Loans shall be outstanding hereunder at any one time. For the purposes of this Section 2.5, all Term Benchmark Loans denominated in the same currency with the same Interest Periods that begin and end on the same date shall be considered as one Term Benchmark Loan, but Term Benchmark Loans with

57 [[6671007]] different Interest Periods, even if they begin on the same date, shall be considered as separate Term Benchmark Loans. 2.6. Defaulting Lenders. Notwithstanding any provision of this Credit Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender: (a) Facility Fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 3.4(a); (b) the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Credit Document (including any consent to any amendment, waiver or other modification pursuant to Section 11.6); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 11.6, require the consent of such Defaulting Lender in accordance with the terms hereof; (c) if any Swing Line Exposure or LOC Obligation exists at the time such Revolving Lender becomes a Defaulting Lender then: (i) the Swing Line Exposure and LOC Obligations of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Loan Commitment Percentages but only to the extent that the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swing Line Exposure and LOC Obligations does not exceed the sum of all Non-Defaulting Lenders’ Revolving Commitments; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swing Line Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Lenders the portion of such Defaulting Lender’s LOC Obligations that has not been reallocated for so long as such LOC Obligations are outstanding by depositing cash in such amount in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders; (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LOC Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay Letter of Credit Fees to such Defaulting Lender pursuant to Section 3.4(b) with respect to such portion of such Defaulting Lender’s LOC Obligations for so long as such Defaulting Lender’s LOC Obligations are cash collateralized;

58 [[6671007]] (iv) if any portion of the LOC Obligations of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 3.4(a) and 3.4(b) shall be adjusted to give effect to such reallocation; and (v) if such Defaulting Lender’s LOC Obligations or Swing Line Exposure or any portion thereof are not repaid or reallocated or cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment utilized by such LOC Obligations and Swing Line Exposure) and Letter of Credit Fees payable under Section 3.4(b) with respect to such Defaulting Lender’s LOC Obligations shall be payable to the relevant Issuing Lender and the Swing Line Lender, as its interests may appear, until and to the extent that such LOC Obligation and Swing Line Exposure is reallocated and/or cash collateralized or repaid. In the event that (x) any event described in Section 9.1(f) with respect to a Revolving Lender Parent shall have occurred following the Restatement Effective Date and for so long as such Event of Default under Section 9.1(f) shall continue or (y) any Issuing Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Lender shall be required to issue, amend, renew or extend any Letter of Credit unless such Issuing Lender shall have entered into arrangements with the Borrower or such Revolving Lender satisfactory to such Issuing Lender to defease any risk to it in respect of such Lender hereunder. In the event that the Administrative Agent, the Borrower, the Swing Line Lender and the Issuing Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) the Swing Line Exposure and LOC Obligation of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment, (ii) on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its Revolving Loan Commitment Percentage and (iii) any and all cash collateral provided by the Borrower in respect of such Defaulting Lender’s Swing Line Exposure or LOC Obligations in accordance with Section 2.6(c)(ii) above shall be immediately released to the Borrower and the Administrative Agent and the Lenders shall promptly execute such documents as may be necessary to give effect to such release. 2.7. Incremental Facilities. (a) The Borrower may on one or more occasions, by written notice to the Administrative Agent and with the consent of the Administrative Agent and the Incremental Lenders, request (i) during the period from and including the Restatement Effective Date to but not including the Revolving Maturity Date (or any earlier date on which the Commitments have been terminated as provided herein), the establishment of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments, provided that the aggregate

59 [[6671007]] principal amount of all the Incremental Commitments established hereunder shall not exceed $500,000,000 (the “Incremental Committed Amount”). Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (B) the amount of the Incremental Revolving Commitments or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment and (y) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee). (b) The terms and conditions of any Incremental Revolving Commitment and loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Loans and other extensions of credit made hereunder, and shall be treated as a single class with such Revolving Commitments and Loans. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be as set forth in the applicable Incremental Facility Agreement; provided that (i) no Incremental Term Maturity Date shall be earlier than, and no Incremental Term Loans shall require any repayment or prepayment of any principal amount thereof (other than amortization payments not in excess of 1% per annum of the initial principal amount of such Incremental Term Loans) prior to, the Revolving Maturity Date, (ii) Incremental Term Loans shall not have the benefit of any guarantees or collateral that do not equally benefit the Revolving Commitments and Loans and (iii) Incremental Term Loans shall not have the benefit of any representation or warranty, covenant or event of default other than those set forth herein. Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Credit Agreement. (c) The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans and issuance of Letters of Credit thereunder on such date, (ii) on the date of effectiveness thereof, the representations and warranties of the Borrower set forth in the Credit Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) after giving effect to such Incremental Commitments and the making of Loans and other extensions of credit thereunder on the date of effectiveness thereof, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.2, (iv) the Borrower shall make any payments required to be made pursuant to Section 3.14 in connection with such Incremental

60 [[6671007]] Commitments and the related transactions under this Section and (v) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section. (d) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable class) hereunder and under the other Credit Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) in the case of an Incremental Lender that does not already have a Revolving Commitment, such Incremental Revolving Commitment shall constitute the Revolving Commitment of such Incremental Lender and (B) in the case of an Incremental Lender that already has a Revolving Commitment, the Revolving Commitment of such Incremental Lender shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposure of the Incremental Revolving Lender holding such Incremental Revolving Commitment, and the Revolving Loan Commitment Percentages of all the Revolving Lenders, shall automatically be adjusted to give effect thereto. (e) On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit and Swing Line Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit and Swing Line Loans will be held by all the Revolving Lenders (including such Incremental Revolving Lenders) ratably in accordance with their Revolving Loan Commitment Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment. (f) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Incremental Term Lender holding an Incremental Term Commitment of any Series shall make a loan to the Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement. (g) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in this Section and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the

61 [[6671007]] Revolving Loan Commitment Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.7(e). 2.8. Extension of Revolving Maturity Date. (a) Not earlier than 12 months after the Restatement Effective Date, nor later than 30 days prior to the Revolving Maturity Date (provided, that the Borrower may not exercise such right more than twice), the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Revolving Maturity Date then in effect (an “Extension Request”); provided that the Revolving Maturity Date may not be extended more than once in any 12-month period. Within 10 Business Days after the delivery of such Extension Request, each Lender shall notify the Administrative Agent and the Borrower whether or not it consents to such Extension Request (which consent may be given or withheld in such Lender’s sole and absolute discretion) (each Lender agreeing to a requested extension being called an “Extending Lender” and each Lender declining to agree to a requested extension being called a “Non-Extending Lender”). Any Lender with a then effective Commitment may consent to an Extension Request irrespective of whether such Lender previously had not been an Extending Lender with respect to a previous Extension Request. Any Lender not responding within the above specified time period shall be deemed not to have consented to such Extension Request. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses. (b) The Revolving Maturity Date shall be extended only if the Required Lenders (calculated excluding any Defaulting Lender and prior to giving effect to any replacements of Lenders permitted herein) have consented to the Extension Request. For each such Extension Request, if so approved, (i) the Revolving Maturity Date, as to Extending Lenders (irrespective of whether such Lender previously had been a Non-Extending Lender), shall be extended to the same date in the following year after giving effect to any prior extensions (such existing Revolving Maturity Date being the “Extension Effective Date”) and (ii) the Revolving Maturity Date, as to any Non-Extending Lender, shall remain the Revolving Maturity Date in effect for such Non- Extending Lender prior to the Extension Effective Date. With respect to any previously Non- Extending Lender who is an Extending Lender with respect to a current Extension Request, by giving its consent, such Extending Lender shall be approving an extension of more than one year. Non-Extending Lenders shall remain Lenders until the Revolving Maturity Date applicable to such Lenders, at which time their Commitments shall terminate and the Borrower shall repay all Loans owing to such Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Non-Extending Lenders hereunder, and shall make such other prepayments of the Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Non-Extending Lenders pursuant to this Section, (i) no Lender’s Credit Exposure shall exceed such Lender’s Commitment and (ii) the Credit Exposures shall not exceed the total Commitments. The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension of the Revolving Maturity Date, specifying the date of such confirmation (the “Extension Confirmation Date”), the Extension Effective Date, and the extended Revolving Maturity Date with respect to the Extending Lenders. As condition precedents to such extension, the Borrower shall deliver to the Administrative Agent (i) such evidence of authorization, reaffirmations and legal opinions as the Administrative Agent may reasonably request and (ii) a certificate of the Borrower dated as of the Extension

62 [[6671007]] Confirmation Date signed by an Authorized Officer of the Borrower certifying that immediately before and immediately after giving effect to such extension, the representations and warranties contained in Section 6 made by it are true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of the Extension Confirmation Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such earlier date. (c) Notwithstanding anything to the contrary in this Section 2.8, the Revolving Maturity Date may not be extended with respect to any Issuing Lender without the prior written consent of such Issuing Lender (it being understood and agreed that, in the event any Issuing Lender shall not have consented to any such extension, (i) such Issuing Lender shall continue to have all the rights and obligations of an Issuing Lender hereunder through the applicable existing Revolving Maturity Date and thereafter shall have no obligation to issue, amend, extend or renew any Letter of Credit (but shall continue to be entitled to the benefits hereunder as to Letters of Credit issued prior to such time) and (ii) the Borrower shall cause the LOC Obligations attributable to Letters of Credit issued by such Issuing Lender to be zero no later than the day on which such LOC Obligations would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable existing Revolving Maturity Date pursuant to this Section 2.8 (and, in any event, no later than such existing Revolving Maturity Date) together with any accrued interest thereon, on the existing Revolving Maturity Date). (d) In connection with any extension of the Revolving Maturity Date under this Section 2.8, the Administrative Agent and the Borrower may, without the consent of any Lender or Issuing Lender, effect such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.8. SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT 3.1. Interest. (a) Interest Rate. Subject to Section 3.1(b), (i) each Base Rate Loan shall accrue interest at the Base Rate plus the Applicable Percentage, (ii) each Term Benchmark Loan denominated in Dollars shall accrue interest at Adjusted Term SOFR for the Interest Period in effect for such Loan plus the Applicable Percentage, (iii) each Term Benchmark Loan denominated in Euros shall accrue interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Loan plus the Applicable Percentage, (iv) each Term Benchmark Loan denominated in Canadian Dollars shall accrue interest at the Adjusted Term CORRA Rate for the Interest Period in effect for such Loan plus the Applicable Percentage, (v) each RFR Loan denominated in Sterling shall accrue interest at the applicable Adjusted Daily Simple RFR plus the Applicable Percentage, (vi) each RFR Loan denominated in Dollars shall accrue interest at the applicable Adjusted Daily Simple RFR plus the Applicable Percentage, (vii) each RFR Loan denominated in Canadian

63 [[6671007]] Dollars shall accrue interest at the applicable Adjusted Daily Simple RFR plus the Applicable Percentage and (viii) each Swing Line Loan shall accrue interest at the Base Rate plus the Applicable Percentage. (b) Default Rate of Interest. Upon the occurrence, and during the continuation, of an Event of Default pursuant to Section 9.1(a), the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) but not paid when due shall bear interest, payable on demand, at a per annum rate equal to (i) in the case of overdue principal of any Loan, 2% plus the rate which would otherwise be applicable, or (ii) in the case of any other amount, the Base Rate plus the Applicable Percentage plus 2% per annum. (c) Interest Payments. Except as set forth in clause (b) above, interest on Loans shall be due and payable in arrears on each Interest Payment Date. 3.2. Place and Manner of Payments. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans and drawings under Letters of Credit denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders or the relevant Issuing Lender, as applicable, to which such payment is owed, at the applicable Agency Services Address in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans or in respect of drawings under Letters of Credit denominated in an Alternative Currency shall be made to the Administrative Agent for the account of the respective Lenders (or for the account of the relevant Issuing Lender, as applicable) to which such payment is owed, at the applicable Agency Services Address in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent to the Borrower in writing on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Credit Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its pro rata share of such payment (based upon the applicable Commitments of the Lenders) in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. New York City time, in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in writing to the Borrower in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. 3.3. Prepayments.

64 [[6671007]] (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that the Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swing Line Loans, the Swing Line Lender) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) (A) in the case of prepayment of Term Benchmark Loans denominated in Dollars, not later than 3:00 p.m., New York City time, three Business Days before the date of prepayment, (B) in the case of prepayment of Term Benchmark Loans denominated in Euros, not later than 3:00 p.m., New York City time, three Business Days before the date of prepayment, (C) in the case of a Term Benchmark Revolving Borrowing denominated in Canadian Dollars, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (D) in the case of prepayment of RFR Loans denominated in Sterling, not later than 11:00 a.m., New York City time, four RFR Business Days before the date of prepayment, (E) in the case of prepayment of RFR Loans denominated in Dollars, not later than 12:00 p.m., New York City time, three RFR Business Days before the date of prepayment, (F) in the case of prepayment of RFR Loans denominated in Canadian Dollars, not later than 11:00 a.m., New York City time, four RFR Business Days before the date of prepayment and (G) in the case of prepayment of Base Rate Loans, not later than 11:00 a.m., New York City time, on the date of prepayment, and (ii) each such partial prepayment of Term Benchmark Loans, Base Rate Loans or Swing Line Loans shall be in an amount that would be permitted in the case of a borrowing of such Loans in the currency thereof as provided in Section 2.5. Amounts prepaid pursuant to this Section 3.3(a) shall be applied as the Borrower may elect; however, if the Borrower fails to specify, such prepayment will be applied in the manner set forth in Section 3.3(c) below. (b) Mandatory Prepayments. If at any time (i) the sum of the aggregate amount of the Dollar Equivalent of outstanding Revolving Loans plus the aggregate amount of the Dollar Equivalent of outstanding LOC Obligations plus the aggregate amount of outstanding Swing Line Loans exceeds the Revolving Committed Amount, (ii) the aggregate amount of the Dollar Equivalent of outstanding LOC Obligations exceeds the LOC Committed Amount or (iii) the aggregate amount of the Dollar Equivalent of Revolving Loans and LOC Obligations in Alternative Currencies exceeds the Foreign Currency Sublimit, the Borrower shall immediately make a principal payment to the Administrative Agent (or with respect to LOC Obligations an amount to be held as cash collateral) in a manner and in an amount (and in the applicable currency) necessary to be in compliance with Sections 2.1, 2.2 and 2.3, as applicable and as directed by the Administrative Agent (any such prepayment with respect to clause (i) above to be applied as set forth in Section 3.3(c) below). (c) Application of Prepayments. All amounts paid pursuant to Section 3.3(b)(i) and, solely if the Borrower has not otherwise elected an application of such amounts as contemplated in Section 3.3(a), all amounts paid pursuant to Section 3.3(a) shall be applied first to Swing Line Loans, second, to Revolving Loans (first to Base Rate Loans and then to Term Benchmark Loans in direct order of Interest Period maturities) and third, to a cash collateral account in respect of LOC Obligations. All prepayments under this Section 3.3 shall be subject to Section 3.14. 3.4. Fees. (a) Facility Fees. In consideration of the commitments under the Revolving Credit Facility being made available by the Lenders hereunder, the Borrower agrees to pay to the

65 [[6671007]] Administrative Agent a per annum fee (the “Facility Fee”) in Dollars for the pro rata benefit of each Revolving Lender (based upon such Lender’s pro rata committed portion of the Revolving Committed Amount), which Facility Fee shall be calculated by multiplying, at any time of determination, the Applicable Percentage then in effect for the Facility Fee, by the daily average amount of the Revolving Committed Amount (whether or not drawn or available to be drawn) during the fiscal quarter or other relevant period for which such Facility Fee is being calculated. The Facility Fee shall accrue from the Restatement Effective Date and shall be due and payable in arrears on the fifteenth day after the end of each fiscal quarter of the Borrower for such fiscal quarter, or period ended thereon, and on the Revolving Maturity Date, with the first such payment to be made on the last day of the first full fiscal quarter following the Restatement Effective Date. The Facility Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate). (b) Letter of Credit Fees. (i) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Revolving Lender (based on each Lender’s Revolving Loan Commitment Percentage), a per annum fee (the “Letter of Credit Fees”) in Dollars for each Letter of Credit equal to the Applicable Percentage for Letter of Credit Fees on the average daily maximum amount available to be drawn under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) from the date of issuance to the date of expiration. The Letter of Credit Fees will be payable in arrears on the fifteenth day following the last day of March, June, September and December of each fiscal year of the Borrower for such fiscal quarter, or period ended thereon, and on the Revolving Maturity Date, with the first such payment to be made on the third Business Day following the last day of the first full fiscal quarter following the Restatement Effective Date. (ii) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (i) above, the Borrower shall pay to each Issuing Lender for its own account, without sharing by the other Lenders, (A) the customary, incidental and/or out of pocket charges from time to time of such Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, Letters of Credit and (B) with respect to each Letter of Credit, a letter of credit fronting fee in Dollars at a rate per annum agreed to between the Borrower and such Issuing Lender of the face amount of each Letter of Credit, payable quarterly on the fifteenth day following the last day of March, June, September and December of each fiscal year of the Borrower for such fiscal quarter, and on the Revolving Maturity Date (collectively, the “Issuing Lender Fees”). (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee in Dollars as agreed to between the Borrower and the Administrative Agent as set forth in the JPMorgan Engagement Letter. 3.5. Payment in Full at Maturity.

66 [[6671007]] On the Revolving Maturity Date, the entire outstanding principal balance of all Revolving Loans, all Swing Line Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2. 3.6. Computations of Interest and Fees. (a) All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days; provided that in the case of (i) Base Rate Loans and Swing Line Loans that are based upon the Prime Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, (ii) Loans denominated in Sterling, interest shall be computed on the basis of a year of 365 days, (iii) Loans denominated in Canadian Dollars, interest shall be computed on the basis of a year of 365 days and (iv) Loans denominated in Alternative Currencies, other than Sterling or Canadian Dollars, as to which market practice differs from the foregoing, interest shall be computed in accordance with such market practice. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment. (b) It is the intent of the Lenders and the Borrower to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph, which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law. 3.7. Pro Rata Treatment.

67 [[6671007]] Except to the extent otherwise provided herein: (a) Revolving Loans. Except as otherwise provided herein, each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Revolving Loan, each payment of fees (other than the Issuing Lender Fees retained by each Issuing Lender for its own account and fees under the JPMorgan Engagement Letter and the JPMorgan Fee Letter retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount and each conversion or continuation of any Revolving Loan shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders, as applicable (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Revolving Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is recovered from or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to (i) if the applicable Loan is denominated in Dollars, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus 2% per annum and (ii) if the applicable Loan is denominated in an Alternative Currency, during the period to but excluding the date two Business Days after such request, at the customary rate for the applicable currency set by the Administrative Agent for the correction of errors among banks, and thereafter, Adjusted Term SOFR, the Adjusted Term CORRA Rate or the EURIBO Rate, as applicable, plus 2% per annum. (b) Letters of Credit. Except as otherwise provided herein, each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the relevant Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Participant pursuant to this subsection (b) is recovered from or must otherwise be returned by any Issuing Lender, each Participant shall, upon the request of such Issuing Lender, repay to the Administrative Agent for the account of such Issuing Lender the amount so paid to such Participant, with interest for the period commencing on the date such payment is returned by such Issuing Lender until the date such Issuing Lender receives such repayment at a rate per annum equal to (i) if the applicable drawing under a Letter of Credit is denominated in Dollars, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus 2% per annum and (ii) if the

68 [[6671007]] applicable drawing under a Letter of Credit is denominated in an Alternative Currency, during the period to but excluding the date two Business Days after such request, at the customary rate for the applicable currency set by the Administrative Agent for the correction of errors among banks, and thereafter, Adjusted Term SOFR, the Adjusted Term CORRA Rate or the EURIBO Rate, as applicable, plus 2% per annum. (c) Swing Line Loans. The Swing Line Lender shall receive, for its own account, all payments or prepayments of principal and interest with respect to the Swing Line Loans; provided, however, upon the funding of the Participants’ participation interests with respect to a Swing Line Loan pursuant to Section 2.3(c), such Participants shall be entitled to receive their pro rata share of any payment or prepayment of principal and interest with respect to such Swing Line Loan. 3.8. Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to any other Lender an amount payable by such Lender or the Administrative Agent to such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

69 [[6671007]] 3.9. Capital Adequacy. If, after the date thereof, any Lender or Issuing Lender determines that a Change in Law has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any corporation controlling such Lender as a consequence of such Lender or Issuing Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then from time to time upon demand of such Lender or Issuing Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender or Issuing Lender such additional amounts as will compensate such Lender or Issuing Lender for such reduction. 3.10. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 3.10, if: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR, the Adjusted EURIBO Rate, the EURIBO Rate or the Adjusted Term CORRA Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or (ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, Adjusted Term SOFR, the Adjusted EURIBO Rate, the EURIBO Rate or the Adjusted Term CORRA Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Continuation/Conversion in accordance with the terms of Section 2.4 or a new Notice of Borrowing in accordance with the terms of Section 2.1(b), (A) for Loans denominated in Dollars, (1) any Notice of Continuation/Conversion that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing shall be ineffective and any Notice of Borrowing requests a Term Benchmark Borrowing shall instead be deemed to be a Notice of Continuation/Conversion or a Notice of Borrowing, as applicable, for (x) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar borrowings is not also the subject of Section 3.10(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar borrowings also is the subject

70 [[6671007]] of Section 3.10(a)(i) or (ii) above and (2) any Notice of Borrowing that requests an RFR Loan shall instead be deemed to be a Notice of Borrowing for a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, any Notice of Continuation/Conversion that requests a Term Benchmark Loan or an RFR Loan for the relevant rate above in an Alternative Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.10 with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Continuation/Conversion in accordance with the terms of Section 2.4 or a new Notice of Borrowing in accordance with the terms of Section 2.1(b), (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar borrowings is not also the subject of Section 3.10(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar borrowings also is the subject of Section 3.10(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately. (b) Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of

71 [[6671007]] “Benchmark Replacement” with respect to Dollars and/or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) In connection with the implementation of a Benchmark Replacement, notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Credit Document (other than the Administrative Agent and the Borrower). (d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any reasonable determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this3.10. (e) To the extent administratively and operationally feasible, the Administrative Agent shall use commercially reasonable efforts to cooperate with the Borrower’s requests to ensure that any Benchmark Replacement and any Benchmark Replacement Conforming Changes meet the standards set forth in Treasury Regulation Section 1.1001-6 (or any successor or final version of such regulation or other official guidance issued by the U.S. Internal Revenue Service) so as not to be treated as a “modification” (and therefore an exchange) of this Credit Agreement for purposes of Treasury Regulation Section 1.1001-3, it being understood that for these purposes, the substantially equivalent fair market value requirement of Treasury Regulation Section 1.1001-

72 [[6671007]] 6(b)(2) shall be deemed satisfied, and it being further understood that the Administrative Agent shall not be required to take any action under this provision that would cause it any commercially unreasonable burden, as determined in good faith by the Administrative Agent. (f) Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, the EURIBO Rate or Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Loan or for the conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in Dollars into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar borrowings is not the subject of a Benchmark Transition Event or (B) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar borrowings is the subject of a Benchmark Transition Event or (y) any request relating to a Term Benchmark Borrowing or RFR Loan denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.10, (A) if such Term Benchmark Loan is denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar borrowings is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan, and (B) for Loans denominated in an Alternative Currency (1)

73 [[6671007]] any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately. 3.11. Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term SOFR Loans, EURIBOR Loans or Term CORRA Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, the applicable currency in the applicable offshore market for such currency, or to determine or charge interest rates based upon Term SOFR, the EURIBO Rate or Term CORRA, as applicable, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term SOFR Loans, EURIBOR Loans or Term CORRA Loans or to convert Base Rate Loans to Term SOFR Loans, as applicable, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans of such Lender to Base Rate Loans in the Dollar Equivalent of such Term Benchmark Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted, together with any amounts due with respect thereto pursuant to Section 3.14. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. 3.12. Requirements of Law.

74 [[6671007]] If any Lender or Issuing Lender determines that as a result of any Change in Law, or such Lender or Issuing Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Loans or (as the case may be) issuing, participating in or maintaining any Letters of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or a reduction in the amount received or receivable by such Lender or Issuing Lender in connection with any of the foregoing (excluding for purposes of this Section 3.12 any such increased costs or reduction in amount resulting from (i) taxes other than capital taxes imposed on such Lender or Issuing Lender’s loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto and (ii) reserve requirements utilized in the determination of Term SOFR, Term CORRA or the EURIBO Rate, as applicable), then from time to time, within 10 days of demand of such Lender or Issuing Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender or Issuing Lender such additional amounts as will compensate such Lender or Issuing Lender for such increased cost or reduction in yield. 3.13. Taxes. (a) Any and all payments by or on behalf of the Borrower to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees or other charges imposed by any Governmental Authority, withholdings or similar charges, and all liabilities with respect thereto, but excluding, in the case of the Administrative Agent and each Lender, (x) any branch profit taxes or taxes imposed on or measured by its net income, (y) franchise taxes imposed on it (in lieu of net income taxes), in each case by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office, and (z) any taxes imposed by FATCA (all such non-excluded present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees or other charges imposed by any Governmental Authority, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Requirement of Law to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13(a)), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Requirements of Law and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof, to the extent such receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery,

75 [[6671007]] performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as “Other Taxes”). (c) [Reserved]. (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.13(d)) paid by the Administrative Agent and such Lender and (ii) any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto. (e) In the case of any payment hereunder or under any other Credit Document by or on behalf of the Borrower through an account or branch outside the United States, or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. (f) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Credit Agreement, (i) two duly signed completed copies of either IRS Form W-8BEN or any successor thereto, including IRS Form W-8BEN-E (relating to such Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement), IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement), or IRS Form W-8IMY or any successor thereto (relating to all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement) as appropriate, or such other evidence satisfactory to the Borrower and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, United States withholding tax and (ii) in the case of a foreign Lender claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a “Certificate of Non-Bank Status for Foreign Entities” substantially in the form of Exhibit 3.13 (f) together with the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such foreign Lender claiming complete exemption from, or a reduced rate of, United States withholding tax on payments under this Credit Agreement and the other Credit Documents. Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Credit Agreement two duly signed completed copies of IRS Form W-9 or any successor thereto or such other evidence satisfactory to the Borrower and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, United States withholding tax. If a payment made to a Lender under any Credit Document would be subject to United States withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the

76 [[6671007]] time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.13(f), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date. Thereafter and from time to time, each such Lender shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities), as appropriate, as may reasonably be requested by the Borrower or the Administrative Agent and then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction (or it is determined the earlier claimed exemption was incorrectly claimed for any reason), (iii) promptly update any previously delivered form or certification that has expired or become obsolete or inaccurate in any respect (or promptly notify the Borrower and Administrative Agent of its legal inability to do so) and (iv) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any Requirement of Law that the Borrower make any deduction or withholding for taxes from amounts payable to such Lender. If payments to any Lender, at the time such Lender (i) acquires the applicable interest in a Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.17) or (ii) changes its Lending Office, are subject to United States withholding tax at a rate in excess of zero pursuant to a law in effect at that time, withholding tax at such rate shall be considered excluded from Taxes for purposes of any indemnity or gross up unless and until a lesser rate applies, whereupon withholding tax at such rate only shall be considered excluded from Taxes for periods thereafter; provided, however, that, if at the date (i) of any assignment pursuant to which such Lender becomes a party to this Credit Agreement or (ii) such Lender changes its Lending Office, such Lender’s assignor (or such Lender immediately before it changed its Lending Office) was entitled to payments under subsection (a) of this Section 3.13 in respect of United States withholding tax at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such Lender on such date. If such Lender fails to deliver the above forms or other evidence, then the Borrower or the Administrative Agent may withhold from any interest payment to such Lender an amount equal to the applicable withholding tax imposed by the Code, without reduction. If any Governmental Authority asserts that the Borrower or the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Lender, such Lender shall indemnify the Borrower or the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Borrower or the Administrative Agent under this Section 3.13(f), and costs and expenses (including Attorney Costs) of the Borrower or the Administrative Agent. For any period with respect to which a Lender

77 [[6671007]] has failed to provide the Administrative Agent with the above forms or other evidence (other than if such failure is due to a change in the applicable law, or in the interpretation or application thereof, occurring after the date on which such form or other evidence originally was required to be provided or if such form or other evidence otherwise is not required), such Lender shall not be entitled to indemnification under subsection (d) of this Section 3.13 nor shall the Borrower be required to make additional payments under subsection (a) of this Section 3.13 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver such form or other evidence required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Taxes. The obligation of the Lenders under this Section 3.13(f) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent. (g) In the event that an additional payment is made under Section 3.13(a) for the account of any Lender and such Lender, in its reasonable judgment, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its reasonable judgment, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled. (h) For purposes of determining withholding tax imposed under FATCA, from and after the Restatement Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). (i) Solely for purposes of this Section 3.13, the term “Credit Document” includes the Fee Letters. 3.14. Compensation. Upon the written demand of any Lender, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Term Benchmark Loan or RFR Loan, on a day other than the last day of the Interest Period for such Term Benchmark Loan or on the Interest Payment Date of such RFR Loan, as

78 [[6671007]] applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Term Benchmark Loan or RFR Loan) to prepay, borrow, continue or convert any Term Benchmark Loan or RFR Loan on the date or in the amount previously requested by the Borrower; or (c) any assignment required pursuant to Section 2.7(e), Section 3.17 or Section 11.6. The amount each such Lender shall be compensated pursuant to this Section 3.14 shall include, without limitation, (i) any loss incurred by such Lender in connection with the re- employment of funds paid, prepaid or repaid, or not borrowed or paid, as the case may be, and (ii) any reasonable and documented out-of-pocket expenses (including Attorney Costs) incurred and reasonably attributable thereto. With respect to Term Benchmark Loans, for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.14, each Lender may deem itself to have funded each Term Benchmark Loan made by it at Term SOFR, the EURIBO Rate or Term CORRA, as applicable, for such Term Benchmark Loan by a matching deposit or other borrowing in the applicable offshore interbank markets for such currency for a comparable amount and for a comparable period, whether or not such Term Benchmark Loan was in fact so funded. 3.15. Determination and Survival of Provisions. All determinations by the Administrative Agent or a Lender of amounts owing under Sections 3.9 through 3.14, inclusive, shall, absent manifest error, be conclusive and binding on the parties hereto. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Section 3.9 through 3.14, inclusive, shall survive the termination of this Credit Agreement and the payment of all Obligations. 3.16. Notification by Lenders. Each Lender shall notify the Borrower of any event that will entitle such Lender to compensation under Section 3.9, 3.12, 3.13 or 3.14 as promptly as practicable, but in any event within 90 days after such Lender obtains actual knowledge thereof; provided, however, that if any Lender fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to Section 3.9, 3.12, 3.13 or 3.14 in respect of any costs resulting from such event, only be entitled to payment under Section 3.9, 3.12, 3.13 or 3.14 for costs incurred from and after the date 90 days prior to the date that such Lender gives such notice; provided further that, if the event giving rise to such Lender’s right to compensation under Section 3.9, 3.12, 3.13 or 3.14 is retroactive in effect, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. If requested by the Borrower, each Lender will furnish to the Borrower within 10 Business Days of the time the Lender requests compensation under Section 3.9, 3.12, 3.13 or 3.14, a certificate setting forth the basis, amount and reasonable detail of computation of each request by such Lender for

79 [[6671007]] compensation under Section 3.9, 3.12, 3.13 or 3.14, which certificate shall, except for demonstrable error, be final, conclusive and binding for all purposes. 3.17. Mitigation; Mandatory Assignment. Each Lender shall use reasonable efforts to avoid or mitigate any increased cost or suspension of the availability of an interest rate under Sections 3.9 through and including 3.14 above to the greatest extent practicable (including transferring the Loans to another Lending Office or Affiliate of a Lender) unless, in the reasonable opinion of such Lender, such efforts would be likely to have an adverse effect upon it. In the event (a) a Lender makes a request to the Borrower for additional payments in accordance with Section 3.9, 3.12, 3.13 or 3.14, or delivers a notice under Section 3.10 or 3.11 or (b) any Lender shall be a Defaulting Lender, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, (a) in the case of a Lender that makes a request to the Borrower for additional payments in accordance with Section 3.9, 3.12, 3.13 or 3.14, or delivers a notice under Section 3.10 or 3.11, at its own expense (such expense to include, without limitation, any transfer fee payable to the Administrative Agent under Section 11.3(b)), and (b) in the case of a Defaulting Lender, at the replacement Lender’s expense (such expense to include, without limitation, any transfer fee payable to the Administrative Agent under Section 11.3(b)), and, in each case, in its sole discretion, require such Lender or Defaulting Lender, as the case may be, to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all of its interests, rights and obligations under this Credit Agreement to an Eligible Assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (b) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, including amounts owed pursuant to Sections 3.9, 3.12, 3.13 or 3.14 hereof. SECTION 4. [RESERVED] SECTION 5. CONDITIONS PRECEDENT 5.1. Conditions to Effectiveness. The effectiveness of this Credit Agreement shall be subject to the satisfaction of the following conditions: (a) The Administrative Agent shall have received duly executed counterparts of the Amendment and Restatement Agreement that, when taken together, bear the signatures of the Borrower, each Lender and the Administrative Agent.

80 [[6671007]] (b) The Administrative Agent shall have received a written opinion of Allen Overy Shearman & Sterling (US) LLP and a written opinion of the Deputy General Counsel of the Borrower, each (A) dated the Restatement Effective Date, (B) addressed to the Administrative Agent on behalf of the Lenders and (C) in form and substance consistent with the opinions delivered by Allen Overy Shearman & Sterling (US) LLP and the Deputy General Counsel of the Borrower, respectively, on the Prior Closing Date, but giving effect to the amendment and restatement of the Existing Credit Agreement in the form hereof. (c) The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the authorization of the transactions contemplated hereby by the Borrower, all in form and substance reasonably satisfactory to the Administrative Agent, consistent with those delivered on the Prior Closing Date and giving effect to the Amendment and Restatement Agreement. (d) The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that executes and delivers a counterpart signature page to the Amendment and Restatement Agreement, of an upfront fee (the “Upfront Fee”) in an amount equal to (i) 0.06% of the amount of the Revolving Commitment of such Lender that does not exceed its Revolving Commitment under the Existing Credit Agreement plus (ii) 0.10% of the amount by which the Revolving Commitment of such Lender exceeds its Revolving Commitment (if any) under the Existing Credit Agreement. The Upfront Fee shall be payable in immediately available funds and, once paid, shall not be refundable. (e) The Administrative Agent shall have received, in immediately available funds, payment of all interest and fees accrued to the Restatement Effective Date under the Existing Credit Agreement, as well as costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with the Existing Credit Agreement, the Amendment and Restatement Agreement or the transactions contemplated thereby, including, to the extent invoiced, all amounts payable under Section 6 of the Amendment and Restatement Agreement. (f) (i) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti- money laundering rules and regulations, including the PATRIOT Act to the extent requested at least five days prior to the Restatement Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Borrower, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Credit Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied). (g) The representations set forth in paragraphs (b) and (c) of Section 3 of the Amendment and Restatement Agreement and in Section 6 of this Credit Agreement shall be true and correct on and as of the Restatement Effective Date and the Administrative

81 [[6671007]] Agent shall have received a certificate of an Authorized Officer of the Borrower, dated the Restatement Effective Date, to such effect. The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date and such notice shall be conclusive and binding. 5.2. Conditions to All Extensions of Credit. In addition to the conditions precedent stated in Section 5.1, the Lenders shall not be obligated to make Loans nor shall any Issuing Lender be required to issue, extend or increase the amount of a Letter of Credit, in each case on or after the Restatement Effective Date unless as of the date thereof: (a) Notice. The Borrower shall have delivered (i) in the case of any Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, and (ii) in the case of any Letter of Credit, to the Administrative Agent for distribution by the Administrative Agent to the relevant Issuing Lender as specified by the Borrower, an appropriate request for issuance of a Letter of Credit in accordance with the provisions of Section 2.2 and (iii) in the case of any Swing Line Loan, to the Swing Line Lender, a Swing Line Loan Request, duly executed and completed, by the time specified in Section 2.3. (b) Representations and Warranties. The representations and warranties made by the Borrower in this Credit Agreement or any Credit Document (other than, in the case of any Extension of Credit made after the Restatement Effective Date, the representations and warranties set forth in Sections 6.7 and 6.10) are true and correct (i) in the case of any representation and warranty that is qualified by materiality, in all respects and (ii) otherwise, in all material respects, at and as of the date of such Extension of Credit except to the extent they expressly and exclusively relate to an earlier date in which case such representations and warranties shall be true and correct (x) in the case of any representation and warranty that is qualified by materiality, in all respects and (y) otherwise, in all material respects, as of such earlier date. (c) No Default. No Default or Event of Default shall exist and be continuing either immediately prior to or immediately after giving effect to such Extension of Credit. (d) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the Dollar Equivalent of outstanding Revolving Loans plus the Dollar Equivalent of outstanding LOC Obligations plus outstanding Swing Line Loans shall not exceed the Revolving Committed Amount and (ii) the sum of the Dollar Equivalent of outstanding LOC Obligations shall not exceed the LOC Committed Amount. The delivery of each Notice of Borrowing, each request for a Letter of Credit and each Swing Line Loan Request shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.

82 [[6671007]] SECTION 6. REPRESENTATIONS AND WARRANTIES The Borrower hereby represents to the Administrative Agent and each Lender that: 6.1. Organization and Good Standing. The Borrower and each Domestic Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, unless, solely with respect to each Domestic Subsidiary, the failure to be so duly organized, validly existing and in good standing would not have or would not reasonably be expected to have a Material Adverse Effect, (b) is duly qualified and in good standing as a foreign organization and authorized to do business in every other jurisdiction where its ownership or operation of property or the conduct of its business would require it to be qualified, in good standing and authorized, unless the failure to be so qualified, in good standing or authorized would not have or would not reasonably be expected to have a Material Adverse Effect and (c) has the power and authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. 6.2. Due Authorization. The Borrower (a) has the power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) has duly taken all necessary action to authorize, and is duly authorized, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party. 6.3. Enforceable Obligations. The Borrower has duly executed this Credit Agreement and each other Credit Document to which the Borrower is a party and this Credit Agreement and such other Credit Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles. 6.4. No Conflicts. Neither the execution and delivery of this Credit Agreement and the other Credit Documents to which it is a party, nor the consummation of the transactions contemplated herein and therein, nor the performance of or compliance with the terms and provisions hereof and thereof by the Borrower will (a) violate, contravene or conflict with any provision of the Borrower’s organizational documents, (b) violate, contravene or conflict with any Requirement of Law (including, without limitation, Regulations T, U or X), order, writ, judgment, injunction, decree, license or permit applicable to the Borrower which violation would have or would reasonably be expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, or other material contract, agreement or instrument to which the Borrower or any Domestic Subsidiary is a party or by which it or its properties may be bound which violation would have or

83 [[6671007]] would reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to the Properties of the Borrower or any Domestic Subsidiary. 6.5. Consents. Except for consents, approvals and authorizations which have been obtained or the absence of which would not have or would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, equity owner or third party in respect of the Borrower is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents, or the consummation of any transaction contemplated herein or therein by the Borrower. 6.6. Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and income statement, together with related consolidated statements of operations, cash flows and changes in stockholders’ equity as of and for the fiscal year ended December 31, 2024, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent registered public accountants. Such financial statements, and the financial statements that shall at any time have been delivered to the Administrative Agent and the Lenders pursuant to Sections 7.1(a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. Since December 31, 2024, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, or purchase or other acquisition by any such Person of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not (i) reflected in the most recent financial statements delivered to the Lenders prior to the date hereof or pursuant to Section 7.1(a) or (b) or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent and the Lenders. 6.7. Material Adverse Effect. Since December 31, 2024, there has been no event or condition that has resulted or could reasonably be expected to result in a material adverse change in or affecting the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, other than as disclosed to the Lenders or in the Borrower’s filings with the Securities and Exchange Commission prior to the Restatement Effective Date. 6.8. Disclosure. (a) Neither this Credit Agreement, nor any other Credit Document, nor any financial statements delivered to the Administrative Agent or the Lenders nor any other document, certificate or statement furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower in connection with the transactions contemplated hereby,

84 [[6671007]] taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not materially misleading. (b) As of the Restatement Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Credit Agreement (if any) is true and correct in all respects. 6.9. No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Credit Agreement and the other Credit Documents. 6.10. Litigation. Except as set forth in Schedule 6.10 or as disclosed in the Borrower’s filings with the Securities and Exchange Commission prior to the Restatement Effective Date, no litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective Properties (a) with respect to the Credit Documents or any Extension of Credit or any of the transactions contemplated hereby or (b) which would reasonably be expected to have a Material Adverse Effect. 6.11. Taxes. The Borrower and each of its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and has paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) that are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. 6.12. Compliance with Law. Except to the extent the same would not reasonably be expected to have a Material Adverse Effect: (a) The Borrower and each of its Subsidiaries is in compliance with all Requirements of Law (including, without limitation, Environmental Laws, ERISA, HIPAA, Medicaid Regulations and Medicare Regulations) and all material orders, writs, injunctions and decrees applicable to it, or to its Properties. (b) (i) Neither the Borrower nor any of its Subsidiaries nor any individual employed by the Borrower or any of its Subsidiaries has been, or may reasonably be

85 [[6671007]] expected to be, excluded or suspended from participation in any Medical Reimbursement Program for their corporate or individual actions or failures to act and (ii) there is no member of management continuing to be employed by the Borrower or any of its Subsidiaries who has been, or may reasonably be expected to have, individual criminal culpability for healthcare matters under investigation by any Governmental Authority unless such member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the Governmental Authority. (c) Current billing policies, arrangements, protocols and instructions comply with all material requirements of Medical Reimbursement Programs and are administered by properly trained personnel. (d) Current medical director compensation arrangements and other arrangements with referring physicians comply with state and federal self-referral and anti- kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) and 42 U.S.C. Section 1395nn. 6.13. Licensing and Accreditation. Except to the extent the same would not be reasonably expected to have a Material Adverse Effect, the Borrower and each of its Domestic Subsidiaries has, to the extent applicable, (a) obtained and maintains in good standing all required licenses, permits, authorizations and approvals of each Governmental Authority necessary to the conduct of its business, (b) to the extent prudent and customary in the industry in which it is engaged, has obtained and maintains accreditation from all generally recognized accrediting agencies (including, but not limited to, CAP), (c) has obtained and maintains CLIA certification, (d) has entered into and maintains in good standing its Medicare Provider Agreements and its Medicaid Provider Agreements and (e) has ensured that all such required licenses, certifications and accreditations are in full force and effect and have not been revoked or suspended or otherwise limited. 6.14. Insurance. The properties of the Borrower and each of its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower (except to the extent that self-insurance is maintained in reasonable amounts), in such amounts, with such deductibles and covering such risks, as is reasonable and prudent. 6.15. Use of Proceeds. The proceeds of the Loans have been and will be used solely for the purposes specified in Section 7.8. 6.16. Government Regulation. (a) “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the

86 [[6671007]] transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of Regulations T, U or X. (b) The Borrower is not subject to regulation under the Investment Company Act of 1940, as amended. 6.17. ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect: (a) (i) No ERISA Event has occurred, and, to the best knowledge of the Borrower and each ERISA Affiliate, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan, (ii) no Plan (other than a Multiemployer Plan) has failed to meet the “minimum funding standard” (as such term is defined in Section 302 of ERISA and Section 412 of the Code) applicable to such Plan, in each instance, whether or not waived, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan. (b) Neither the Borrower nor any ERISA Affiliate has incurred, or, to the best of each such party’s knowledge, is reasonably expected to incur, any liability under Title IV of ERISA with respect to any Single Employer Plan, other than for the payment of premiums arising in the ordinary course of business, or any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such Person’s knowledge, reasonably expected to be insolvent or terminated. Neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. 6.18. Environmental Matters. Except with respect to matters that would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. 6.19. Intellectual Property.

87 [[6671007]] The Borrower and each of its Subsidiaries owns, or has the legal right to use, all material patents, trademarks, copyrights and other intellectual property rights (the “Intellectual Property”) necessary for each of them to conduct its business as currently conducted other than as would not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Borrower and its Subsidiaries, (i) no claim has been asserted and is pending before any Governmental Authority by any Person against the Borrower or any of its Subsidiaries challenging the use, validity or effectiveness of any Intellectual Property owned by the Borrower or any of its Subsidiaries and (ii) the use of any Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, in the case of each of (i) and (ii) except for claims and infringements that, in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. 6.20. Subsidiaries. As of the Restatement Effective Date and unless the Borrower shall have complied with its obligations under Section 7.10, there are no Domestic Subsidiaries of the Borrower that, individually or together with their Subsidiaries, guarantee Material Debt of the Borrower. 6.21. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of the proceeds of any Loan or any Letter of Credit or other transaction contemplated by this Credit Agreement will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions. 6.22. Affected Financial Institution. The Borrower is not is an Affected Financial Institution. SECTION 7. AFFIRMATIVE COVENANTS The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations then due and payable hereunder, have been paid in full (other than contingent obligations for which no claim has been made) and the Commitments and Letters of Credit hereunder shall have terminated or expired (or, in the case of Letters of Credit, the LOC Obligations have been cash collateralized), as applicable: 7.1. Information Covenants.

88 [[6671007]] The Borrower will furnish, or cause to be furnished, to the Administrative Agent for the benefit of each of the Lenders: (a) Annual Financial Statements. As soon as available, and in any event within 95 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations, cash flows and changes in stockholders’ equity for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be audited by independent certified public accountants of recognized national standing and whose opinion shall be to the effect that such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flows of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP and shall not be limited as to the scope of the audit or qualified in any manner. Notwithstanding the above, it is understood and agreed that filing of the Borrower’s applicable Form 10-K shall satisfy the requirements of this Section 7.1(a). (b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the close of each of the first three fiscal quarters of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations, cash flows and changes in stockholders’ equity for such fiscal quarter setting forth in each case in comparative form the corresponding consolidated statements of operations and cash flows for the corresponding period of the preceding fiscal year, and accompanied by a certificate of an Authorized Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries and in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments. Notwithstanding the above, it is understood and agreed that filing of the Borrower’s applicable Form 10-Q shall satisfy the requirements of this Section 7.1(b). (c) Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenant contained in Section 7.2 by calculation thereof as of the end of each such fiscal period, and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. (d) Reports. Promptly upon transmission or receipt thereof, copies of all financial statements, proxy statements, notices and reports which the Borrower or any of its Subsidiaries shall send to shareholders of the Borrower generally and, upon request of the Administrative Agent, copies of any filings and registrations with, and reports to or from, any Governmental Authority which has regulatory authority with respect to the Borrower and its Subsidiaries.

89 [[6671007]] (e) Notices. Upon an Authorized Officer of the Borrower obtaining actual knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly of (i) the occurrence of any Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Borrower or any of its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect or (B) material non-compliance with, or the institution of any proceedings against the Borrower or any of its Subsidiaries with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of, any Requirement of Law (including, without limitation, Environmental Laws) the violation of which has had or would reasonably be expected to have a Material Adverse Effect, (iii) any change to any Debt Rating of the Borrower, (iv) any change in the information provided in the Beneficial Ownership Certification delivered to any Lender (if any) that would result in a change to the list of beneficial owners identified in such certification and (v) any proceeding against the Borrower or any of its Subsidiaries to suspend, revoke or terminate any Medicaid Provider Agreement or Medicare Provider Agreement, or to exclude the Borrower or any of its Subsidiaries from any Medical Reimbursement Program, which is reasonably expected to have a Material Adverse Effect. (f) ERISA. Upon an Authorized Officer of the Borrower obtaining actual knowledge thereof, such Person shall give written notice to the Administrative Agent promptly (and in any event within 10 Business Days) of the occurrence of any of the following events which has had or would be reasonably expected to have a Material Adverse Effect: (i) any ERISA Event, (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any ERISA Affiliate (within the meaning of Title IV of ERISA), (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the “minimum funding standard” (as such term is defined in Section 302 of ERISA and Section 412 of the Code) applicable to such Plan or (iv) any change in the funding status of any Plan that would reasonably be expected to have a Material Adverse Effect; in each case together with a description of any such event or condition or a copy of any such notice and a statement by an Authorized Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by such Person with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA). (g) Other Information. With reasonable promptness upon any such request, (x) such other information regarding the business, properties or financial condition of the Borrower and its Subsidiaries as the Administrative Agent may reasonably request and

90 [[6671007]] (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti- money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. (h) Public/Private Information. The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI) (each, a “Public Lender”). The Borrower hereby agrees that (A) all Borrower Materials that are to be made available to the Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (B) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws, (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public” and (D) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked “Public”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”. 7.2. Financial Covenant. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to 4.25 to 1.00; provided that, following the consummation of a Material Acquisition that, on a pro forma basis, would result in an increase in the Leverage Ratio, if the Borrower shall so elect by a notice delivered to the Administrative Agent within 30 days following such completion (a “Leverage Increase Election”), such maximum Leverage Ratio shall be increased to 4.75 to 1.00 at the end of and for the fiscal quarter during which such Material Acquisition shall have been consummated and at the end of and for each of the following three consecutive fiscal quarters, it being understood and agreed that the Borrower shall have the right, in its sole and absolute discretion, to decide (by written notice to the Administrative Agent) that such increased Leverage Ratio shall be in effect for a shorter period of time (the period during which any such increase in the Leverage Ratio shall actually be in effect (taking into account such Borrower’s election to shorten the period during which the increased Leverage Ratio shall be in effect) being called a “Leverage Increase Period”). Notwithstanding the foregoing, after the Borrower elects to make a Leverage Increase Election the Borrower may not make a subsequent Leverage Increase Election until two fiscal quarters have elapsed since the end of the prior Leverage Increase Period. The Borrower may terminate any Leverage Increase Period by a notice delivered to the Administrative Agent whereupon, on the last day of the fiscal quarter during which such notice was given and on the last day of each fiscal quarter thereafter until another Leverage Increase Period has commenced as provided in this Section, the maximum Leverage Ratio shall be 4.25 to 1.00.

91 [[6671007]] 7.3. Preservation of Existence and Franchises. The Borrower will, and will cause its Subsidiaries to, maintain and preserve its existence and any rights, franchises, Intellectual Property and authority that are used or useful in the conduct of business except as permitted by Section 8.4, in each case to the extent and in the manner customary for companies in similar businesses, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. 7.4. Compliance with Law. Except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, (a) comply with all Requirements of Law, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property (including, without limitation, Environmental Laws and ERISA), (b) conform with and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation, HIPAA, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Borrower and the Domestic Subsidiaries, (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicare Provider Agreements and Medicaid Provider Agreements, (d) ensure that (i) billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and will be administered by properly trained personnel, (ii) medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) 42 U.S.C. and 42 U.S.C. Section 1395nn and (iii) no event or related events occur that result in the exclusion of the Borrower or any of its Subsidiaries from participation in any Medical Reimbursement Program and (e) make commercially reasonable efforts to implement policies that are consistent with HIPAA on or before the date that the Borrower and the Domestic Subsidiaries are required to comply therewith. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions. 7.5. Payment of Taxes. The Borrower will, and will cause its Subsidiaries to, pay, settle or discharge all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent; provided, however, that the Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would reasonably be expected to have a Material Adverse Effect.

92 [[6671007]] 7.6. Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation, liability, casualty and business interruption insurance) with reputable national companies that are not Affiliates of the Borrower (except to the extent that self-insurance is maintained in reasonable amounts), in such amounts, covering such risks and liabilities as is reasonable and prudent. 7.7. Maintenance of Property. The Borrower will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment that are used or useful in the conduct of business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, in each case to the extent and in the manner customary for companies in similar businesses, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. 7.8. Use of Proceeds. (a) The Borrower will use the proceeds of the Loans and the issuance of the Letters of Credit solely for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including acquisitions. (b) The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. 7.9. Audits/Inspections. Upon reasonable notice and during normal business hours, but not more than once per calendar year, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers, to visit and inspect the Borrower’s or any Subsidiary’s Property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Administrative Agent and to discuss all such matters with the officers, employees and representatives of the Borrower and/or its Subsidiaries; provided, however, during the existence of a Default or Event of Default, the Administrative Agent may request as many inspections as reasonable under the circumstances. Any expenses incurred in connection with this Section 7.9 shall be for the account of the Lenders unless an Event of Default exists, in which case such

93 [[6671007]] reasonable and documented out-of-pocket expenses shall be for the account of the Borrower. Any representatives appointed by the Administrative Agent shall sign a confidentiality agreement reasonably acceptable to the Borrower prior to any visit, investigation, inspection or verification permitted by this Section 7.9. Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries shall be required to (i) disclose documents where such disclosure could result in the loss of attorney-client privilege or a violation of applicable Laws or (ii) violate any confidentiality agreement with a Person other than the Borrower or a Subsidiary binding on it. 7.10. Subsidiary Guarantees. If at any time any Domestic Subsidiary of the Borrower shall guarantee or otherwise become liable for any Material Debt of the Borrower, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 10 days) shall cause such Domestic Subsidiary to (i) enter into a guarantee agreement, substantially in the form attached as Exhibit 7.10 hereto and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Subsidiary and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the guarantee agreement referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. The Borrower further agrees to countersign any such guarantee agreement in the space provided therein. 7.11. Compliance Program. The Borrower will, and will cause each of its Domestic Subsidiaries that operates a clinical laboratory to, maintain, and be operated in accordance with, a compliance program which is reasonably designed to provide effective internal controls that promote adherence to applicable federal and state law and the program requirements of federal and state health plans, and which includes the implementation of internal audits and monitoring on a regular basis to monitor compliance with the requirements of the compliance program and applicable law, regulations and company policies. SECTION 8. NEGATIVE COVENANTS The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations then due and payable hereunder, have been paid in full (other than contingent obligations for which no claim has been made) and the Commitments and Letters of Credit hereunder shall have terminated or expired (or, in the case of Letters of Credit, the LOC Obligations have been cash collateralized): 8.1. Indebtedness of Subsidiaries. The Borrower will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, other than:

94 [[6671007]] (a) Guarantee Obligations under guarantee agreements entered into pursuant to Section 7.10; (b) Indebtedness existing on the Restatement Effective Date as set forth on Schedule 8.1; (c) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business; (d) Indebtedness owing by a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower; provided that no such Indebtedness shall be assigned or pledged to a Person other than the Borrower or a Subsidiary; (e) purchase money Indebtedness (including Capital Leases) to finance the purchase of any Property; provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $250,000,000 at any one time outstanding, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; (f) Indebtedness arising from Permitted Receivables Financings in an amount not to exceed $1,200,000,000 in the aggregate at any one time outstanding; (g) Indebtedness evidenced by Hedging Agreements entered into in the ordinary course of business and not for speculative purposes; (h) any guarantees of Indebtedness of the Borrower by its Domestic Subsidiaries; provided that in the case of any guarantee by a Domestic Subsidiary of Material Debt of the Borrower, such Domestic Subsidiary becomes a guarantor of the Obligations as required by Section 7.10; (i) Indebtedness of any Person that becomes a Subsidiary after the Restatement Effective Date, and Indebtedness secured by any Property acquired by a Subsidiary after the Restatement Effective Date; provided that such Indebtedness exists at the time such Person becomes a Subsidiary or such Property is acquired, is not created in contemplation thereof or in connection therewith and is not assumed or guaranteed by any Subsidiary of the Borrower (unless such assumption or guarantee is permitted by another clause of this Section 8.1); (j) Indebtedness incurred after the Restatement Effective Date by Foreign Subsidiaries in an amount not to exceed $500,000,000 (or, the Dollar Equivalent thereof and measured for purposes of this clause (j), solely on the date of incurrence thereof) in the aggregate at any time outstanding; (k) Refinancing Indebtedness in respect of Indebtedness permitted under clauses (b) and (i) above; and

95 [[6671007]] (l) other secured or unsecured Indebtedness; provided, that at the time any such Indebtedness is incurred and after giving effect thereto, the aggregate amount of such Indebtedness and all outstanding Indebtedness theretofore incurred under this clause (l) does not exceed the greater of (i) $1,400,000,000 and (ii) 20% of Net Worth at such time. 8.2. Liens. The Borrower will not, nor will it permit its Subsidiaries to, create, incur, assume or permit to exist any Lien with respect to any of its Property of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, other than: (a) Permitted Liens; (b) Liens existing on the Restatement Effective Date and identified on Schedule 8.2; (c) Liens in connection with Indebtedness of the type permitted by Section 8.1(e) incurred by any Subsidiary on the assets financed with such Indebtedness or by Section 8.1(k) (but only in the case of Indebtedness permitted by Section 8.1(k) to the extent the refinanced Indebtedness was secured by Liens on the applicable asset); (d) Liens upon Property acquired (or the Property of a Subsidiary that is acquired) after the Restatement Effective Date by the Borrower or its Subsidiaries, which Liens existed on such Property before the time of such acquisition and were not created in anticipation thereof; provided, however; that (A) no such Lien shall extend to or cover any Property other than the Property so acquired and improvements thereon and proceeds thereof, and (B) the Indebtedness secured by any such Lien is permitted under Section 8.1(i); (e) Liens in connection with Permitted Receivables Financings; (f) Liens on Property of non-wholly owned Subsidiaries of the Borrower incurred to finance working capital; (g) Liens on Property of Foreign Subsidiaries securing Indebtedness of the type permitted by Section 8.1(j) incurred by Foreign Subsidiaries; (h) other Liens securing Indebtedness or other obligations; provided, that at the time any such Lien is incurred and after giving effect thereto, the aggregate amount of Indebtedness and other obligations secured thereby under this clause (h) does not exceed the greater of (i) $1,400,000,000 and (ii) 20% of Net Worth at such time; and (i) renewals and extensions of the foregoing so long as such Liens (i) do not cover any additional Property, (ii) do not secure additional Indebtedness and (iii) are not otherwise prohibited by this Credit Agreement. 8.3. Sale and Leaseback Transactions.

96 [[6671007]] The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transactions unless, after giving effect thereto, all Attributable Debt in respect of such Sale and Leaseback Transactions (measured, in the case of each such Sale and Leaseback Transaction at the time it is entered into by the Borrower or its Subsidiary) does not exceed the greater of (i) $1,400,000,000 and (ii) 20% of Net Worth. 8.4. Nature of Business. The Borrower will not, nor will it permit its Subsidiaries to, alter the character of its business from that conducted as of the Restatement Effective Date or engage in any substantial manner in any business other than (a) the business conducted by the Borrower and its Subsidiaries as of the Restatement Effective Date and (b) other healthcare-related businesses and businesses reasonably related thereto; provided, that any business incidental, reasonably related or ancillary to the business conducted by the Borrower and the Subsidiaries, taken as a whole, on the Restatement Effective Date or reasonable extensions thereof shall be permitted hereunder. 8.5. Fundamental Changes. The Borrower will not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself, or suffer any such liquidation, winding-up or dissolution, or convey, sell, lease, transfer or otherwise voluntarily dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired; provided that the Borrower may merge with a Subsidiary of the Borrower or any other Person if (a) the Borrower is the surviving Person and (b) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result from such merger or consolidation. 8.6. Transactions with Affiliates. The Borrower will not, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate, except that, notwithstanding the foregoing, each of the following shall be permitted: (a) transactions between or among the Borrower and its Subsidiaries and transactions between or among Subsidiaries, (b) advances to employees in the ordinary course of business, (c) Dividends, (d) fees, compensation and other benefits paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of the Borrower or any of its Subsidiaries in the ordinary course of business, (e) any employment agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (f) any Permitted Receivables Financing and (g) transactions and agreements in existence on the Restatement Effective Date and listed on Schedule 8.6 and, in each case, any amendment thereto. SECTION 9. EVENTS OF DEFAULT

97 [[6671007]] 9.1. Events of Default. An Event of Default shall exist upon the occurrence, and during the continuation, of any of the following specified events (each an “Event of Default”): (a) Payment. The Borrower shall default in the payment (i) when due of any principal of any of the Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within five Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder. (b) Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made. (c) Covenants. The Borrower shall: (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, Section 7.3 or Section 7.10 or Section 8; (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1 (excepting Sections 7.1(e)(i), (e)(ii) and (e)(v), for which the unremedied period shall only be five Business Days) and such default shall continue unremedied for a period of ten Business Days; or (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent. (d) Other Credit Documents. (i) The Borrower shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent or (ii) any Credit Document shall fail to be in full force and effect or the Borrower, or any future guarantor party thereto, shall so assert. (e) [Reserved]. (f) Bankruptcy, etc. The occurrence of any of the following with respect to the Borrower or any Domestic Subsidiary: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or such Domestic Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator,

98 [[6671007]] assignee, custodian, trustee, sequestrator, administrator or similar official of the Borrower or such Domestic Subsidiary or for any substantial part of its Property or ordering the winding up or liquidation of, or an administrator in respect of, its affairs, (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower or any Domestic Subsidiary and such petition remains unstayed and in effect for a period of 60 consecutive days, (iii) the Borrower or any Domestic Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, administrator or similar official of such Person or any substantial part of its Property or make any general assignment for the benefit of creditors or (iv) the Borrower or any Domestic Subsidiary shall fail generally, or shall admit in writing its inability, to pay its debts as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes. (g) Defaults under Other Indebtedness. With respect to any Indebtedness in excess of $200,000,000 (other than Indebtedness outstanding under this Credit Agreement) of the Borrower or any of its Subsidiaries (A) such Person shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness or (y) default (after giving effect to any applicable grace period) in the observance or performance of any covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders, if any) to require any such Indebtedness to become due prior to its stated maturity, (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof or (C) any such Indebtedness shall mature and remain unpaid. (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Borrower and its Subsidiaries involving a liability of $200,000,000 or more, in the aggregate, (to the extent not paid, covered by insurance provided by a carrier who has acknowledged coverage or covered by an indemnification from Corning Incorporated or SmithKline Beecham PLC) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and non-appealable or (B) 60 days. (i) ERISA. The occurrence of any of the following events or conditions which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect: (i) any Plan (other than a Multiemployer Plan) shall fail to meet the “minimum funding standard” (as such term is defined in Section 302 of ERISA and Section 412 of the Code) applicable to each Plan, in each instance, whether or not waived, or any Lien shall arise on the assets of the Borrower or any ERISA Affiliate in favor of the PBGC

99 [[6671007]] or a Plan, other than a Multiemployer Plan, (ii) an ERISA Event shall occur or (iii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $200,000,000. (j) Ownership. There shall occur a Change of Control. 9.2. Acceleration; Remedies. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may or shall, upon the request and direction of the Required Lenders, take the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for herein: (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated. (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other Indebtedness or obligations of any and every kind owing by the Borrower to any of the Lenders under the Credit Documents to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding. (d) Enforcement of Rights. To the extent permitted by law, enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights of set-off. Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Borrower. Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate “creditor” holding a separate “claim” within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute. Notwithstanding the foregoing, no Lender

100 [[6671007]] shall have any right individually to enforce any guarantee agreement delivered pursuant to Section 7.10, it being understood and agreed that all powers, rights and remedies thereunder may be exercised solely by the Administrative Agent on behalf of the Lenders and the relevant Issuing Lender in accordance with the terms thereof. Upon the execution of any guarantee pursuant to Section 7.10, each Lender will be deemed, by its acceptance of the benefits of such guarantee, to have agreed to the foregoing provisions. 9.3. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement, after the exercise of any remedies by the Administrative Agent or the Lenders pursuant to Section 9.2 (or after any Event of Default that causes the Commitments to terminate and/or all of the Obligations to be due hereunder), all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows: FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses (including without limitation reasonable and documented out-of-pocket Attorney Costs) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents, pro rata as set forth below; SECOND, to payment of any fees owed to the Administrative Agent, any Issuing Lender, the Swing Line Lender or any Lender, pro rata as set forth below; THIRD, to the payment of all accrued interest payable to the Lenders hereunder, pro rata as set forth below; FOURTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit, and to the payment or cash collateralization of the outstanding LOC Obligations, pro rata as set forth below; FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses “FIRST” through “FOURTH” above; and SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus. In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then- outstanding Loans, and LOC Obligations held by such Lender bears to the aggregate then- outstanding Loans and LOC Obligations of amounts available to be applied); and (c) to the extent that any amounts available for distribution pursuant to clause “FOURTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (i) first, to reimburse the Issuing Lenders from time to time for any drawings under such Letters of Credit and (ii) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FOURTH” and “FIFTH” above in the manner provided in this Section 9.3.

101 [[6671007]] SECTION 10. AGENCY PROVISIONS 10.1. Appointment. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein which duties shall be administrative in nature, nor shall the Administrative Agent have or be deemed to have any fiduciary or trustee relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The motivations of the Administrative Agent and all of the institutions named as Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agents are commercial in nature and not to invest in the general performance or operations of the Borrower. (b) Each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken by or omissions of any Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Section 10 included such Issuing Lender with respect to such acts or omissions and (ii) as additionally provided herein with respect to any Issuing Lender. (c) Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Syndication Agent, Documentation Agents or Lead Arrangers listed on the cover page hereof shall have any powers, duties or obligations whatsoever under this Credit Agreement or the other Credit Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or an Issuing Lender. 10.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through Affiliates, agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

102 [[6671007]] 10.3. Exculpatory Provisions. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of the Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower or any of its Affiliates. 10.4. Reliance on Communications. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been delivered to the Administrative Agent in accordance with Section 11.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants, and their respective successors and assigns. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders. (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the

103 [[6671007]] Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender. 10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be reasonably directed by the Required Lenders in accordance with Section 9.2; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders. 10.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Issuing Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by any Agent- Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and each Issuing Lender represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, Joint Bookrunner, Syndication Agent, Documentation Agent or any other Lender or Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, Joint Bookrunner, Syndication Agent, Documentation Agent or any other Lender or Issuing Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may

104 [[6671007]] contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related Credit Agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or Issuing Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person. 10.7. Indemnification. (a) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.5 to be paid by it to the Administrative Agent (or any sub-agent thereof), the relevant Issuing Lender or any Agent-Related Person of any of the foregoing, each Lender severally, not jointly, agrees to pay to the Administrative Agent (or any such sub-agent), each relevant Issuing Lender or such Agent-Related Person, as the case may be, such Lender’s Revolving Loan Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Lender in its capacity as such, or against any Agent-Related Person of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Lender in connection with such capacity. (b) Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes attributable to such Lender and paid by the Administrative Agent (but only to the extent the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any taxes attributable to such Lender that are excluded from the definition of Taxes in Section 3.13(a) or 3.13(f) and that are paid by the Administrative Agent, (iii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.3(d) relating to the maintenance of a Participant Register and (iv) any liability arising from or with respect to any taxes described in clauses (i), (ii) or (iii) above (including any taxes imposed or asserted by any jurisdiction on amounts payable under this Section 10.7(b), penalties, interest and reasonable expenses). 10.8. Administrative Agent in Its Individual Capacity. JPMorgan and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock of and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though JPMorgan were not the Administrative Agent or an Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders and Issuing Lenders acknowledge that, pursuant to such activities, JPMorgan or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and that the Administrative Agent shall be under no obligation to

105 [[6671007]] provide such information to them. With respect to its Loans, JPMorgan shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an Issuing Lender, and the terms “Lender” and “Lenders” include JPMorgan in its individual capacity. 10.9. Successor Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders (such appointment, absent the existence of an Event of Default, to be subject to the consent of the Borrower, which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.5 and 11.9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. 10.10. Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable and documented out-of-pocket compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceeding; and

106 [[6671007]] (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable and documented out-of-pocket compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Credit Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. 10.11. Certain Lender Representations, Etc. (a) Each Lender represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and the institutions named as Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agents listed on the cover page hereof and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement satisfies the requirements of

107 [[6671007]] sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless clause (i) of the immediately preceding paragraph is true with respect to such Lender or such Lender has not provided another representation, warranty and covenant as provided in clause (iv) of the immediately preceding paragraph, such Lender further represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the institutions named as Joint Bookrunners, Syndication Agent, Documentation Agents or Joint Lead Arrangers on the cover page hereof and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries, that: (i) none of the Administrative Agent or any of the institutions named as Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agents on the cover page hereof or their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any Person under this Credit Agreement or any documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), (iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Commitments and this Credit Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Commitments and this Credit Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (v) no fee or other compensation is being paid directly to the Administrative Agent or any of the institutions named as Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agents on the cover page of this Credit Agreement

108 [[6671007]] or their respective Affiliates for investment advice (as opposed to other services) in connection with the Commitments or this Credit Agreement. (c) The Administrative Agent and the institutions named as Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agents on the cover page of this Credit Agreement hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Commitments and this Credit Agreement, (ii) may recognize a gain if it extended the Commitments for an amount less than the amount being paid for an interest in the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. (d) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.11(d) shall be conclusive, absent manifest error. (ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no

109 [[6671007]] event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (iii) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent or any of its Affiliates from the Borrower. (iv) Each party’s obligations under this Section 10.11(d) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document. (e) The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Borrower) between the Borrower and its Affiliates, on the one hand, and JPMorgan and its Affiliates, on the other hand. Without limiting the foregoing, the Borrower or its Affiliates may provide information, including updates to previously provided information to JPMorgan and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investors, independent of JPMorgan’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Credit Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein or in any other Credit Document, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, Commitments or Letters of Credit, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and the Borrower, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of the Borrower.

110 [[6671007]] SECTION 11. MISCELLANEOUS 11.1. Notices, Etc. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed by certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows (or, in each case to such other address, facsimile number, electronic email address or telephone number as may be designated in writing from time to time by the applicable party to the Borrower and the Administrative Agent): (i) if to the Borrower, to the address, facsimile number, electronic mail address or telephone number specified for the Borrower on Schedule 11.1 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; (ii) if to the Administrative Agent or to the Swing Line Lender from the Borrower, to the address or addresses separately provided to the Borrower; (iii) if to the Administrative Agent or to the Swing Line Lender from the Lenders, to JPMorgan Chase Bank, N.A., Salvina Lakhani, 8181 Communications Pkwy Bldg. B, Floor 06, Plano, TX, 75024-0239, United States; (iv) if to JPMorgan, in its capacity as an Issuing Lender, to it at the address separately provided to the Borrower; (v) if to Morgan Stanley Bank, N.A., in its capacity as an Issuing Lender, to it at the address separately provided to the Borrower; (vi) if to Mizuho Bank, Ltd., in its capacity as an Issuing Lender, to it at the address separately provided to the Borrower; (vii) if to Wells Fargo Bank, N.A., in its capacity as an Issuing Lender, to it at the address separately provided to the Borrower; and (viii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire provided by the Administrative Agent or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient,

111 [[6671007]] such notices shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). (b) Electronic Communications. Notices and other communications to the Borrower, the Lenders, the Administrative Agent and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section 2 by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent-Related Persons have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent- Related Person have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (d) Effectiveness of Facsimile or Electronically Transmitted Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile or other electronic means (e.g. “.pdf” or “.tif”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding

112 [[6671007]] on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature transmitted by facsimile or other electronic means (e.g. “.pdf” or “.tif”). (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. (f) Change of Address, Etc. Each of the Borrower, the Administrative Agent, each Issuing Lender and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Lender and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. 11.2. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(d) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder. 11.3. Benefit of Agreement.

113 [[6671007]] (a) Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Loan Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including participations in LOC Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, shall not be less than $5,000,000 unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

114 [[6671007]] (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and as set forth below: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, and such consent shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been delivered to the Borrower; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility unless such assignment is to a Lender or an Affiliate of a Lender; (C) the consent of each Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), provided that no consent of an Issuing Lender shall be required if (x) an Event of Default occurs with respect to the Borrower under Section 9.1(f) and (y) such Issuing Lender has no outstanding Letters of Credit at that time; and (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility, provided that no consent of the Swing Line Lender shall be required if (x) an Event of Default occurs with respect to the Borrower under Section 9.1(f) and (y) the Swing Line Lender has no outstanding Swing Line Loans at that time. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries. (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under

115 [[6671007]] this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.12, 3.13, 3.14 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice. In addition, the Register shall be available for inspection by any Lender as to entries pertaining to it at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any Issuing Lender, the Swing Line Lender or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or any competitor of the Borrower identified in a letter dated the Restatement Effective Date of the Borrower to the Administrative Agent (as such letter may be amended, amended and restated, supplemented or otherwise modified by the Borrower from time to time to identify additional Persons engaged in the business in which the Borrower is engaged), which letter shall be made available to the Lenders) (each, a “Loan Participant”), in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Each Lender that sells a participation pursuant to this Section 11.3(d) shall, acting as a non-fiduciary agent of the Borrower solely for the purpose of maintaining a register in order to satisfy the requirements of Section 5f.103-1(c) of the United States Treasury Regulations, maintain a register on which it records the name and address of each Loan Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Loan Participant’s interest in the Loans or other rights and obligations of such Lender under this Credit Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Loan Participant or any

116 [[6671007]] information relating to a Loan Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any this Credit Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Loan Participant, agree to any amendment, waiver or other modification that would change the amount, interest rate or maturity of the Loans or any other matter that requires unanimous consent of all of the Lenders. Subject to subsection (e) of this Section, the Borrower agrees that each Loan Participant shall be entitled to the benefits of Sections 3.9, 3.12, 3.13 and 3.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Loan Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Loan Participant agrees to be subject to Section 3.8 as though it were a Lender. (e) Loan Participant’s Rights. A Loan Participant shall not be entitled to receive any greater payment under Section 3.9, 3.12 or 3.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Loan Participant, unless the sale of the participation to such Loan Participant is made with the Borrower’s prior written consent. A Loan Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.13 unless the Borrower is notified of the participation sold to such Loan Participant, the participating Lender provides the Borrower with an IRS Form W-8IMY and such Loan Participant agrees, for the benefit of the Borrower, to comply with Section 3.13 as though it were a Lender. (f) Unrestricted Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Special Purpose Entities. Notwithstanding anything to the contrary contained herein, so long as any action in accordance with this Section 11.3(g) does not cause increased costs or expenses for the Borrower, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPC shall have any voting rights pursuant to Section 11.6 and (iv) with respect to notices, payments and other matters hereunder, the Borrower, the Administrative Agent and the Lenders shall not be obligated to deal with an SPC, but may limit their communications and other dealings relevant to such SPC to the

117 [[6671007]] applicable Granting Lender. The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Credit Agreement, any SPC may disclose any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC so long as such disclosure is clearly designated as being made on a confidential basis. This Section 11.3(g) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment. (h) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 11.4. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. 11.5. Payment of Expenses; Indemnification. (a) The Borrower shall pay on demand: (i) any and all Attorney Costs and reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Lead Arrangers and their respective Affiliates in connection with the drafting, negotiation and administration of the Credit Documents and any amendments thereto and the closing of the transactions contemplated thereby; and (ii) all reasonable and documented out-of-pocket costs and expenses (including fees and disbursements of in-house and other attorneys, appraisers and consultants)

118 [[6671007]] incurred by the Agents or the Lenders in any workout, restructuring or similar arrangements or, after an Event of Default, in connection with the protection, preservation, exercise or enforcement of any of the terms of the Credit Documents or in connection with any foreclosure, collection or bankruptcy proceedings; provided, however, that Attorney Costs shall in each case be limited to the Attorney Costs of one counsel, but excluding the allocated cost of internal counsel and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions). The foregoing costs and expenses shall include all reasonable and documented out-of- pocket expenses incurred by the Administrative Agent and the reasonable and documented out-of- pocket cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. If requested by the Borrower, the Administrative Agent or a Lender, as applicable, will furnish to the Borrower, within 10 Business Days of such request, a certificate setting forth the basis in reasonable detail with respect to any amounts requested under this Section 11.5(a). All amounts due under this Section 11.5(a) shall be payable within 20 Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all Obligations. (b) Limitation of Liability. To the extent permitted by applicable law, (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Administrative Agent, any Lead Arranger, any Syndication Agent, any Documentation Agent, any Issuing Lender and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with the Credit Agreement (except to the extent they are found by a final, non- appealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of such Lender-Related Person or its Related Parties), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against (x) any Lender- Related Person or (y) the Borrower and any Related Party of the Borrower (each such Person being called a “Company-Related Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, any transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 11.5(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 11.5(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (c) Indemnification. (i) The Borrower shall indemnify and hold harmless each Agent, each Lead Arranger, each Lender and their respective Related Parties of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims (including intraparty claims), demands, actions, judgments, suits, costs, reasonable and documented out-of-pocket expenses and disbursements (including Attorney

119 [[6671007]] Costs, limited to the reasonable and documented out-of-pocket fees and expenses of one counsel representing all Indemnitees, taken as a whole, but excluding the allocated cost of internal counsel, and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as whole (and, in the case of an actual or perceived conflict of interest where any Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, those of another firm of counsel for each such affected Indemnitee and all other Indemnitees similarly situated)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (A) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (B) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (C) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether commenced by the Borrower, any Indemnitee or any third party and whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available (x) to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties, (y) to any claim brought by the Borrower against any Indemnitee for a material breach of such Indemnitee’s (or its Related Parties’) obligations under this Credit Agreement or the other Credit Documents (to the extent such material breach is determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) to any liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements arising from actions, suits or proceedings (including any investigations or inquiries) by any Indemnitee against another Indemnitee (other than actions, suits, proceedings (including any investigations or inquiries) involving (a) alleged conduct or omission by the Borrower or its Affiliates or (b) against the Administrative Agent, any other Agent or any other arranger or bookrunner in its capacity as such). All amounts due under this Section 11.5(c) shall be payable within 10 Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the Obligations. (ii) To the extent that the undertaking to indemnify set forth in Section 11.5(c)(i) may be unenforceable as violative of any applicable law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

120 [[6671007]] 11.6. Amendments, Waivers and Consents. Subject to Section 3.10, neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrower; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby: (a) extend the Maturity Date of any Loan (except as permitted under Section 2.8) or extend or postpone the time for any payment or prepayment of principal of any Loan or unreimbursed drawing of any Letter of Credit; (b) reduce the rate or amount or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder; (c) reduce or waive the principal amount of any Loan or unreimbursed drawing of any Letter of Credit; (d) increase or extend the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender); (e) release the Borrower from its obligations or consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents, or release any Domestic Subsidiary from its obligations under any guarantee agreement delivered pursuant to Section 7.10; (f) amend, modify or waive any provision of this Section 11.6 or Section 3.7 (or any other provision providing for the pro rata nature of payments or disbursements to Lenders), 3.8 or 9.1(a); (g) reduce any percentage specified in the definition of Required Lenders; or (h) amend or otherwise modify the definition of Alternative Currency. Notwithstanding the above, (i) no provisions of Section 10 may be amended or modified without the consent of the Administrative Agent, (ii) no provisions of Section 2.2 may be amended or modified without the consent of any Issuing Lender and (iii) no provisions of Section 2.3 may be amended or modified without the consent of the Swing Line Lender. Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

121 [[6671007]] If, in connection with any proposed amendment, waiver or consent requiring the consent of a greater percentage of the Lenders than the Required Lenders and the consent of the Required Lenders is obtained, but the consent of one or more other Lenders is not obtained (any such Lender which declares in writing that it will not provide such consent or whose consent is not obtained within the applicable period prescribed for such amendment, waiver or consent being referred to herein as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non- Consenting Lender, the Borrower may, within 45 days of such Lender becoming a Non-Consenting Lender, give notice in writing to the Administrative Agent and such Non-Consenting Lender of the Borrower’s intention to cause such Non-Consenting Lender to sell all of such Non-Consenting Lenders’ interests in its Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to one or more Assignment and Assumptions, such sale being without premium or discount. In the event of any such notice, such Non-Consenting Lender shall be required to sell and assign such interests (including all of its related rights and obligations) as provided in this Section. Any such sale of a Non-Consenting Lender’s Commitments must be to an Eligible Assignee and, unless otherwise agreed to by the Administrative Agent, the Borrower shall be solely responsible for sourcing such Eligible Assignee, at no cost or expense to the Administrative Agent or any Lender. Any such assignment to an Eligible Assignee pursuant to this Section shall be in accordance with clause (b)(iv) of Section 11.3. At any time during or after the period during which a proposed amendment, waiver or consent was pending, upon the request of the Borrower, the Administrative Agent shall promptly provide (but in any event within one Business Day) the Borrower with the names, contact information, Commitment percentages, principal balances and any other information reasonably requested for each Lender that, at the time of such request, was either a Non-Consenting Lender or had not yet decided whether or not to approve or consent to such amendment, waiver or consent. 11.7. Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. 11.8. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement. 11.9. Survival of Indemnification. All indemnities set forth herein (including those set forth in Sections 3.9, 3.12, 3.13, 3.14 and 11.5), shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative

122 [[6671007]] Agent or any Lender may have had notice or knowledge of any Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other Obligations hereunder shall remain unpaid or unsatisfied. 11.10. Governing Law; Venue; Jurisdiction. (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Except as provided below in this paragraph, (i) each party hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any suit, action, proceeding, claim or counterclaim arising out of or relating to this Credit Agreement or any other Credit Document, or for recognition or enforcement of any judgment relating to this Credit Agreement or any other Credit Document, and (ii) each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action, proceeding, claim or counterclaim shall be brought only in such New York State or, to the extent permitted by law, in such Federal court, or in the courts (or, to the extent permitted by law, Federal courts) of the State of New Jersey. The Borrower irrevocably consents to the service of process in any suit, action, proceeding, claim or counterclaim with respect to this Credit Agreement or any other Credit Document by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction. The Borrower agrees that a final judgment in any suit, action, proceeding, claim or counterclaim in any court referred to above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.10(a) is intended to impair the Borrower’s right under applicable law to appeal or seek a stay of any judgment. Further, nothing in this Credit Agreement or any other Credit Document shall (x) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a) or (y) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Credit Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause. (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid suits, actions, proceedings, claims or counterclaims arising out of or in connection with this Credit Agreement or any other Credit Document in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such suit, action, proceeding, claim or counterclaim brought in any such court has been brought in an inconvenient forum.

123 [[6671007]] 11.11. Waiver of Jury Trial; Waiver of Consequential Damages. EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Each of the parties hereto agrees not to assert any claim against any other party hereto, any of its Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein; provided that nothing contained in this sentence shall limit the Borrower’s indemnity obligations under Section 11.5(c). 11.12. Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. 11.13. Further Assurances. The Borrower agrees, upon the reasonable request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents. 11.14. Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives, excluding equity security departments and their members (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or

124 [[6671007]] thereunder, (f) subject to either (x) an agreement containing provisions substantially the same as those of this Section or (y) the standard confidentiality undertaking on an IntraLinks or similar website, to (i) any assignee of or Loan Participant in, or any prospective assignee of or Loan Participant in, any of its rights or obligations under this Credit Agreement, (ii) to any insurance broker or provider of credit insurance or (iii) any actual or prospective counterparty (or its advisors) to any swap, derivative or insurance transaction relating to the Borrower and its obligations, (g) with the prior written consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non- confidential basis from a source other than the Borrower, which source is not known by the applicable Agent, Issuing Lender or Lender to have breached any confidentiality obligation by its disclosure of the Information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, credit ratings agencies, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Credit Agreement, the other Credit Documents and the Loans. For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Restatement Effective Date, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. 11.15. Non-Public Information. Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Credit Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to and agrees with the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws and (iii) it will cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI. 11.16. Entirety.

125 [[6671007]] This Credit Agreement together with the other Credit Documents, the JPMorgan Engagement Letter and the Fee Letters represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters, engagement letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein; provided, that provisions of commitment letters or engagement letters to which the Borrower and the Agents and their Affiliates are party will survive the execution and delivery of this Credit Agreement to the extent expressly provided therein. 11.17. Binding Effect; Continuing Agreement. (a) This Credit Agreement shall become effective when it shall have been executed and delivered by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (faxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns. (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Obligations have been paid in full (other than contingent obligations for which no claim has been made) and all Commitments and Letters of Credit have been terminated (or, in the case of Letters of Credit, the LOC Obligations have been cash collateralized). Upon termination, the Borrower shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Obligations. 11.18. PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower or any future guarantor, which information includes the name and address of the Borrower or any future guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or any future guarantor in accordance with the PATRIOT Act. 11.19. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’

126 [[6671007]] understanding, that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Agents, the Lenders, the Issuing Lenders and the Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents, the Lenders, the Issuing Lenders and the Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) each of the Agents, the Lenders, the Issuing Lenders and the Lead Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Agents, the Lenders, the Issuing Lenders or Lead Arrangers has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iii) the Agents, the Lenders, the Issuing Lenders and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents, the Lenders, the Issuing Lenders or the Lead Arrangers has any obligation to disclose any of such interests to the Borrower or any of its Affiliates and (iv) each Financing Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Financing Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Financing Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. 11.20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to any Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom

127 [[6671007]] such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to promptly return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law). 11.21. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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